UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

(Post Qualification Amendment No.1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Nevada	7389	45-5192997
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(619) 722-5505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attn: David R. Koos

Chief Executive Officer

REGEN BIOPHARMA, INC.

8697 La Mesa Blvd Suite C #107 La Mesa CA 91942

Tel: 619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

As submitted to the Securities and Exchange Commission on January 8, 2026

OFFERING CIRCULAR

ACCREDITED INVESTORS ONLY

SUBJECT TO COMPLETION, DATED JANUARY 8, 2026

REGEN BIOPHARMA, INC.

Up to 100,000,000 Shares of Common Stock

Offering under Tier 2 of Regulation A+ of the Securities and Exchange Commission

100,000,000 Shares of Common Stock, $0.0001 Par Value,

Offering Amount: A Maximum of $ 450,000
Price: $.0045 per share of Common Stock

Minimum Purchase Amount: 0

Sales will be made to Accredited Investors Only

You may only rely on the information contained in this Offering Circular or that we have referred you to. We have not authorized anyone to provide you with different information. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Offering Circular nor any sale made in connection with this Offering Circular shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Offering Circular is correct as of any time after its date.

There is no minimum proceeds threshold for the offering. The offering will commence within two days of qualification by the United States Securities and Exchange Commission and will terminate nine months after qualification . The Company will retain all proceeds received from the shares sold in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS OFFERING CIRCULAR AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

	Price to Public	Underwriting Discount and Commissions[1]	Proceeds to Issuer
Per Share	$0.0045	0	$0.0045
Total Minimum	$0	0	$0
Total Maximum	$450,000	0	$450,000

As submitted to the United States Securities and Exchange Commission January 8, 2026

THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II OF SEC FORM 1-A.

3

In this Offering Circular, the terms “Regen Biopharma, Inc.. “, “Regen”, “Company”, “we”, or “our”, unless the context otherwise requires, mean Regen Biopharma, Inc., a Nevada corporation and its wholly owned subsidiary KCL, Therapeutics, Inc., a Nevada corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains statements that are considered forward-looking statements. Forward-looking statements give the Company’s current expectations, plans, objectives, assumptions or forecasts of future events. All statements other than statements of current or historical fact contained in this Offering Circular, including statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” and similar expressions. These statements are based on the Company’s current plans and are subject to risks and uncertainties, and as such the Company’s actual future activities and results of operations may be materially different from those set forth in the forward looking statements. Any or all of the forward-looking statements in this Offering Circular may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including:

●	dependence on key personnel;

●	competitive factors;

●	degree of success of research and development programs

●	the operation of our business; and

●	general economic conditions

These forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this Offering Circular.

4

SUMMARY

ABOUT US

We were incorporated April 24, 2012 under the laws of the State of Nevada. We intend to engage primarily in the development of regenerative medical applications which we intend to license, develop internally or acquire outright from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

The Company has the following therapies in development:

HemaXellarate : HemaXellarate is a cellular composition of autologous stromal vascular fraction derived from adipose tissue. HemaXellarate contains endothelial progenitor cells as well as mesenchymal stem cells. It is believed by the Company that once re-infused into the patient, the patient’s bone marrow will regenerate and begin to function normally. On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.On December 10, 2015 Regen was informed by the United States Food and Drug Administration that Regen has satisfactorily addressed all clinical hold issues related to Regen’s Investigational New Drug Application for HemaXellerate and may initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous stromal vascular fraction (SVF) cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse. The Company has submitted a request to the United States Food and Drug Administration to grant Orphan Drug Designation to HemaXellerate for the treatment of Immune Suppressant Refractory Aplastic Anemia.

dCellVax: dCellVax is comprised of autologous dendritic cells which have been treated with an siRNA inhibitor of indoleamine-2,3-dioxygenase (IDO), an immunosuppressive enzyme. The Company believes that by inhibiting this enzyme in these dendritic cells, the patient’s cells can now attack cancers, particularly breast cancer.

tCellVax: Immune cells are removed from the patient, treated with siRNA to inhibit NR2F6 and the cells re-infused to the patient. The Company believes that once the inhibitor protein is blocked, the immune system will be very activated and kill tumors. siRNA is a double-stranded RNA molecule that is non-coding and is a powerful tool in drug targeting and therapeutics development as it is used to modulate gene expression through transcriptional or translational repression. The NR2F6 nuclear receptor has been identified as a potentially very important immune cell inhibitor (an immune checkpoint) and cancer stem cell differentiator.

DiffronC: This drug is intended to use our proprietary siRNA in vivo to inhibit cancer growth and activate T cells. The siRNA targets NR2F6. T cells are part of the immune system and develop from stem cells in the bone marrow.

DuraCar: DuraCar is comprised of CAR-T cells which have been treated with an shRNA targeting the gene NR2F6. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We are currently in pre-clinical testing of this drug. Chimeric antigen receptor T cells ( CAR-T cells) are T cells that have been genetically engineered to produce an artificial T cell receptor for use in immunotherapy. Chimeric antigen receptors are receptor proteins that have been engineered to give T cells the new ability to target a specific antigen.

Small molecule: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. We are currently in pre-clinical testing of these drugs.

None of the abovementioned statements regarding any of our products in development are intended to be a prediction or conclusion of efficacy. No clinical trials on our product candidates have commenced so no conclusions of efficacy can be made.

As of December 31, 2025 we have not licensed any existing therapies which may be marketed.

5

The Company has entered into license agreements with Zander Therapeutics, Inc. ( an entity under common control) and Oncology Pharma Inc. ( an unrelated entity).

Both Zander and Oncology Pharma, Inc. will be required to obtain approval from the United States Food and Drug Administration (“FDA”) in order to market any Licensed Product which may be developed within the United States and no assurance may be given that such approval would be granted.

Selected Financial Data

The stockholders’ equity section of the Company contains the following classes of capital stock :

As of December 31 , 2025

Common stock, $ 0.0001 par value; 5, 800,000,000 shares authorized:108,054,704 shares issued and outstanding.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of December 31, 2025, 540,000,000 is designated Series A Preferred Stock of which 10,123,771 shares are outstanding as of December 31, 2025, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of December 31, 2025 and 20,000 is designated Series NC Preferred Stock of which 15,007 shares are outstanding as of December 31, 2025.

Our common stock is traded on the OTCID under the symbol “RGBP” and our Series A Preferred stock is traded on the OTCID under the symbol “RGBPP”. No public market currently exists for any other equity securities of the Company.

SELECTED FINANCIAL DATA

At September 30, 2025
Selected Balance Sheet Information:
Cash	$69,555
Current assets	274,628
Total assets	$274,628
Current liabilities	$6,555,811
Total liabilities	6,555,811
Total stockholders’ equity (deficit)	$(6,281,183)

At September 30, 2024 (As Restated)
Selected Balance Sheet Information:
Cash	$716
Current assets	143,351
Total assets	$161,084
Current liabilities	$5,378,456
Total liabilities	5,578,456
Total stockholders’ equity (deficit)	$(5,217,372)

6

Retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

	For the Year Ended September 30, 2025	For the Year Ended September 30, 2024 (As Restated}
Selected Statement of Operations Information :

Revenues	$236,561	$236,560
Total operating expenses	(575,101)	(653,781)
Operating income (loss)	(338,540)	(417,221)
Net income (loss) to common shareholders	$(1,274,502)	$(688,255)
Basis and diluted earnings (loss) per common share	$(0.05)	$(0.16)
Weighted average common shares outstanding basic and diluted	23,521,970	4,110,265

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

DILUTION

The following unaudited table illustrates the dilution on a per share of common stock basis under the scenarios of the Company achieving the sale of 10%, 25%, 50%, 75% and 100% of this offering*:

	10%	25%	50%	75%	100%

Book value per share before offering	$(0.055)	$(0.055)	$(0.055)	$(0.055)	$(0.055)
Book value per share after offering	$(0.051)	$(0.045)	$(0.038)	$(0.032)	$(0.028)
Net increase to original shareholders	$0.005	$0.010	$0.018	$0.023	$0.027
Decrease in investment to new shareholders	$(0.055)	$(0.049)	$(0.042)	$(0.037)	$(0.032)
Dilution percentage to new shareholders	1228.38%	-1099.73%	-936.30%	-815.16%	-721.77%

* Based on book value as of 9/30/2025.and assumes a sale price of $0.01 per common share.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this Offering Circular, including information in the section of this document entitled “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS”. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this Offering Circular.

7

RISK FACTORS

Risks Related to our Business:

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

The Company generated net losses of $21,691,620 during the period from April 24, 2012 (inception) through September 30, 2025. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. Because obtaining investment capital is not certain, we may not have the funds necessary to continue our operations. Our ability to meet our operating needs depends in large part on our ability to secure third party financing. We cannot provide any assurances that we will be able to obtain sufficient financing.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we plan to outsource certain functions, tests and services to Contract Research Organizations (“CROs”) and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We also plan to engage CROs to run all aspects of preclinical studies and clinical trials on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING OUR PRODUCTS, THE EFFECTIVENESS OF WHICH ARE UNPROVEN.

The Company is currently in the early stage of developing its products. No assurance can be given that the Company’s products will prove effective for their intended purpose or otherwise that any of our work will result in any commercially viable product.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

In the event that we have sufficient financial resources, we anticipate that we will compete with many large and well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins and otherwise result in significant financial losses that could result in insolvency or bankruptcy.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT SIGNIFICANT ADDITIONAL FINANCING WHICH MAY BE UNAVAILABLE.

To date we have funded our operations with minimal financial resources, and we have not generated sufficient cash from operations to be profitable. Unless we are successful in generating sufficient revenues to finance operations as a going concern while also achieving profitability and positive cash flow, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

8

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

We are aware that our business may require significant capital in the future each year and for many years even if we can implement our business plans. Even if we are successful in implementing our business plan, any person who acquires our Common Stock or our Preferred Stock will likely suffer significant and immediate dilution or otherwise become subordinate to the rights and claims of creditors. In addition, any financing that we obtain may not be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender and investor sentiment and our ability to incur additional debt or equity financing in compliance with other contractual restrictions which may arise. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth. Any person who acquires our securities should be prepared to lose all of their investment.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

We are aware that directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company that is in the early stages of development and which has limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products. If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing. Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

9

WE MAY BE SUBJECT TO VARIOUS FORMS OF LITIGATION INCLUDING, BUT NOT LIMITED TO, CLASS ACTION LAWSUITS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of employees or consumers. In recent years, a number of companies, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law. A number of these lawsuits have resulted in the payment of substantial awards by the defendants. Although we are not currently a party to any class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Products we are currently developing and which may be developed by us would be highly regulated. We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the Food and Drug Administration (FDA) in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of a New Drug Application (NDA) or a Biologic License Application (BLA), as applicable, from the FDA.

In the United States, NDAs and BLAs must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and BLAs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or BLA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. Regulators of other jurisdictions, such as the European Medicines Agency (EMA) , a European Union agency for the evaluation of medicinal products, have their own procedures for approval of product candidates. Even in the event that a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

NO ASSURANCE CAN BE GIVEN THAT ANY PRODUCT IN DEVELOPMENT OR WHICH MAY BE PUT INTO DEVELOPMENT WILL SUCCESSFULLY COMPLETE ANY CLINICAL TRIALS.

Clinical trials involving new drugs and biologics are commonly classified into three phases. Each phase of the drug approval process is treated as a separate clinical trial and the drug-development process usually advances through all four phases over many years. Each phase exposes greater number of subjects to the drug and each phase builds on existing safety and efficacy information. Phase 1 trials are designed to assess the safety and tolerability of a drug or biologic. Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase III trials are aimed at being the definitive assessment of how effective the drug or biologic is, in comparison with current treatment and to provide an adequate basis for physician labeling. If the drug or biologic successfully passes through Phases I, II, and III, it will usually be approved by the national regulatory authority for use in the general population.

10

The Company’s plan is to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

We have yet to complete a successful clinical trial of any product under development and no assurance can be made that any product under development will successfully complete a clinical trial.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOPIN THE FUTURE.

The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. We can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR MUCH OF OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on much of its intellectual property. Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

DEPENDENCE ON DAVID R. KOOS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, the sole officer and director of the Company is David R. Koos, who is wholly responsible for the development and execution of our business. Mr. Koos is not party to an employment agreement with us. If Mr. Koos should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment. David Koos is not party to an employment agreement with the Company.

11

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

EVENTS OUTSIDE OF OUR CONTROL, INCLUDING PUBLIC HEALTH CRISES SUCH AS THE COVID-19 PANDEMIC, COULD NEGATIVELY AFFECT OUR BUSINESS AND OUR OPERATING RESULTS.

A public health crisis such as the COVID-19 pandemic may cause us to experience disruptions that could severely impact our business including interruptions in preclinical studies due to restricted or limited operations at laboratory facilities, interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines and interruption of, or delays in receiving, supplies for productions of our product candidates from our third party suppliers due to staffing shortages, production slowdowns or stoppages and disruptions in delivery system.

While we are not currently conducting any clinical trials in the event of a public health crisis during a time when we are in the process of conducting one or more clinical trials such trials may be adversely impacted due to:

● delays or difficulties in enrolling patients in our clinical trials;

● delays or difficulties in clinical trial site activities, including difficulties in recruiting clinical trial staff;

● diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

● interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures (i.e., those that are deemed non-essential), which may impact the integrity of subject data and clinical study endpoints.

Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired or that any continuous and liquid trading market will develop or, if it does develop, that it will be sustained for any period of time and at a level that will allow a stockholder an opportunity to sell any shares of our common stock in any amount at any time.

OUR COMMON STOCK IS QUOTED ON THE OTCID BASIC MARKET WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTCID Basic Market. The OTCID Basic Market is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTCID Basic Market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

12

PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

●	Make a suitability determination prior to selling a penny stock to the purchaser;

●	Receive the purchaser’s written consent to the transaction; and

●	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our sole officer and director, David R. Koos, has voting power over 27,436,799 shares of our common stock, 413,281 of our Series A Preferred stock, 34 shares of our Series AA Preferred Stock , 7,667 shares of our Series M Preferred Stock and 15,007 shares of our Series NC Preferred stock representing approximately 27% of the voting control of the Company as of November 10, 2025. Mr. Koos therefore has significant influence with regard to many major decisions regarding our affairs. In addition, due to Mr. Koos’ voting power, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates..

LIKELIHOOD OF IMMEDIATE AND SUBSTANTIAL DILUTION.

We anticipate that we may need to raise additional capital to implement our business plan. At present we have not had any definitive discussions with any venture capital, angel investors, FINRA-registered broker dealers, or other persons regarding the extent of their interest in investing into the Company. Since we are an early-stage company with no track record of generating revenues, positive cash flow, or profitability, there can be no guarantee that we will raise the additional capital that we anticipate that we will need to raise or, if we are successful in raising any such additional capital that we can do so on a reasonable and timely basis, in sufficient amounts and on terms that are reasonable in light of our present circumstances. For these and other reasons, any person who acquires our Common Stock is likely to incur immediate and substantial dilution with respect to the book value of the Company’s common stock offered hereby.

13

FUTURE ISSUANCE OF COMMON STOCK RELATED TO CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST ON CONVERTIBLE NOTES PAYABLE MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

As of September 30, 2025 the Company has outstanding an aggregate of approximately $1,477,139 of convertible debt and accrued interest on convertible debt. Of that aggregate amount approximately $1,213,142 is convertible into common or Series A preferred shares of the Company at various discounts from the market price of the Company’s publicly traded shares. It is the Company’s belief that as of September 30, 2025 shares issuable to the holders of approximately $964,695 of combined convertible debt and accrued interest on convertible debt convertible into common or Series A preferred shares of the Company at various discounts may be resold pursuant to the safe harbor provisions of Rule 144. It is also the Company’s belief that as of September 30, 2025 a total of approximately $1,218,691 of combined convertible debt and accrued interest on convertible debt may be resold pursuant to the safe harbor provisions of Rule 144

WE DO NOT CURRENTLY INTEND TO REGISTER OUR COMMON SHARES UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 (“EXCHANGE ACT”). UNLESS WE REGISTER A CLASS OF OUR SECURITIES PURSUANT TO SECTION 12 OF THE EXCHANGE ACT, WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT WHICH MAY LIMIT THE INFORMATION ON THE COMPANY AVAILABLE TO SHAREHOLDERS.

We do not currently intend to register our common shares under the Securities and Exchange act of 1934 (“Exchange Act”). Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, and the majority of the tender offer rules and the reporting requirements of the Exchange Act. Accordingly, shareholders may have access to less information regarding the activities of the Company and its officers and directors than they otherwise may have if a class of the Company’s securities was registered under the Exchange Act.

ABOUT THE OFFERING

WHO MAY INVEST IN THE OFFERING

The Company is offering for sale in this Regulation A+ offering (the “Offering”) up to 100,000,000 shares of its common stock, $0.0001 par value, for a purchase price of $.01 per share for a total offering amount of $1,000,000 . The shares are being offered for sale by this Offering Circular only to accredited investors, as such term is defined in Regulation D of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

Accredited Investor

To be an “accredited investor,” an investor must come within any of the following categories, or be a person who the issuer reasonably believes comes within any of the following categories at the time of the sale of the shares to that investor:

●	Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

14

●	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

●	Any organization described in Section 501(c)(3) of the Internal Revenue Code, or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered, with total assets in excess of $5,000,000;

●	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

●	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase (excluding the value of the person’s primary residence) exceeds $1,000,000;

●	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

●	Any entity in which all of the equity owners are accredited investors (as defined above).

●	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000:

●	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

●	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such Act;

●	Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

●	Any “family client” as defined in Rule 202(a)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of a family office and whose prospective investment in the issuer is directed by such family office.

Each subscriber will represent and warrant to the Company in such subscriber’s subscription agreement that such subscriber is an accredited investor and shall designate in the subscription agreement the specific section or sections of the above description of the definition of accredited investor which applies to the subscriber.

15

USE OF PROCEEDS

If the Offering is consummated and all 100,000,000 Shares offered hereby are sold at a price of$0.045 per share , the gross proceeds from the sale of those Shares at the price of $0.0045 per share would be $450,000 and the net proceeds would be approximately $442,000 after giving effect to estimated expenses in connection with the Offering of approximately $8,000, including, but not limited to, expenses of filing on the SEC’s EDGAR system, printing and copying costs, legal fees, accounting fees, filing fees, postage, and other miscellaneous costs and expenses, including meeting expenses. Notwithstanding the foregoing, the Company can provide no assurances as to the total number of Shares that may be sold or the amount of expenses to be paid. The abovementioned offering expenses are estimates only and the actual offering expenses may be higher or lower than anticipated.

The net proceeds from the Offering of $442,000 (assuming all shares are sold ) will be used by the Company as working capital to support the operational and research and development expenses of the Company. The Company has significant discretion over the net proceeds of the Offering. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company.

ABOUT THIS OFFERING

Offering Entity	Regan Biopharma, Inc.

Address and Telephone Number	8697 La Mesa Blvd Suite C #107 La Mesa CA 91942
(619) 722-5505

OTCID Basic Market Trading Symbol	RGBP

Securities Offered	Up to 100,000,000 shares of the common stock of the Company (the “Shares”)

Offering Price Per Share	$.0045 per share

Minimum Subscription Total	There is no minimum number of Shares that must be sold.

Minimum Subscription Per Subscriber	No Minimum

Maximum Offering Amount	$450,000 assuming all 100,000,000 Shares are purchased in the Offering

Shares of Common Stock Outstanding after the Offering	As of the date of this Offering Circular, the Company has 108,054,704 shares of common stock outstanding. If all Shares are sold in the Offering, the Company will have an aggregate of 208,054,704 shares of common stock issued and outstanding, assuming no conversion of any outstanding convertible instruments.

How to Subscribe	To subscribe for Shares in the Offering, complete a subscription agreement (the form is included with this Offering Circular), and deliver it, together with the total subscription price for all the Shares you wish to purchase, on or before the Closing Date, as defined below, to the Company

16

The offering will commence within two days of qualification this post qualification amendment by the United States Securities and Exchange Commission and will terminate nine months after qualification this post qualification amendment by the United States Securities and Exchange Commission . The Company will retain all proceeds received from the shares sold in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations. Subscription proceeds will not be escrowed and will be immediately available to the Company.

DISQUALIFYING EVENTS AND BAD ACTOR DISCLOSURE

Regulation A+ promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, or any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting securities, any promoter connected with the issuer in any capacity as of the date hereof, an investment manager of the issuer any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in 17 CFR 230.262(a), subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to November 2014 to investors in the Company.

The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events. Under 17 CFR 230.262(d), the Company is also required to include in this Offering Circular a description of any matters that would have triggered disqualification that occurred before June 19, 2015.

On June 26 - 28 of 2001 the NYSE held an administrative hearing panel regarding Mr. David Koos’ ( the Company’s sole officer and director) handling of a client’s account while he was a Registered Representative at Everen Securities. The panel found Mr. Koos had engaged in excessive, unsuitable and discretionary trading in a client’s account. The NYSE found Mr. Koos guilty of the aforementioned and suspended him from association with the NYSE and its affiliates for a period of 9 months. On appeal, the Enforcement Division requested the suspension be 18 months, which was upheld by the Appeal Board. The final disposition by the Appeal Board was not further appealed due to legal costs. , Mr. Koos agreed to accept the suspension even though he maintained his innocence in any wrongdoing.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

The Company’s common stock is a “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell common stock of the Company.

17

The stockholders’ equity section of the Company contains the following classes of capital stock as of December 31, 2025:

Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 108,054,704 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of December 31, 2025, 739,000,000 is designated Series A Preferred Stock of which 10,123,771 shares are outstanding as of December 31, 2025, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of November 10, 2025, and 20,000 is designated Series NC stock of which 15,007 shares are outstanding as of December 31, 2025.

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

18

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

19

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On May 20, 2024 Regen Biopharma, Inc. amended its Certificate of Incorporation adding the following Article 8 which is and reads as follows:

Shares of one class or series of stock may be issued as a share dividend in respect of another class or series.

On May 21 , 2024 the Board of Directors of Regen Biopharma, Inc declared a dividend to all shareholders of record as of June 20, 2024 (“Record Date”) to be paid to shareholders on or about July 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Series A Preferred Stock and to consist of two share of Series A Preferred Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

Below is the range of high and low bid information for our common equity for each quarter within the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

All stock prices have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

October 1, 2023 to September 30, 2024	High	Low
First Quarter	$1.6279	$0.4337
Second Quarter	0.9302	0.4983
Third Quarter	0.9966	0.3330
Fourth Quarter	0.6645	0.1152

October 1, 2024 to September 30, 2025	High	Low
First Quarter	$0.2446	$0.1105
Second Quarter	0.1	0.0721
Third Quarter	0.07	0.041
Fourth Quarter	0.089	0.0125

As of December 31, 2025 there were approximately 481 holders of our Common Stock.

As of December 31, 2025 there were approximately 480 holders of our Series A Preferred Stock.

As of December 31, 2025 there was 1 holder of our Series AA Preferred Stock.

20

As of December 31, 2025 there were approximately 7 holders of our Series M Preferred Stock

As of December 31, 2025 there was one holder of our Series NC Preferred Stock.

Dividends

No cash dividends were paid during the fiscal year ending September 30, 2024 or on any date up to the date of this document. We do not expect to declare cash dividends in the immediate future.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a “listed company” under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication. Accordingly, the Board of Directors believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a “listed company” under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

21

MANAGEMENT AND DIRECTORS

David R. Koos:

David R. Koos has served as Chairman of the Board of Directors, Chief Executive Officer, Secretary, and Treasurer since April 24, 2012 until his resignation in January 22, 2020.

David R. Koos has served as Acting Chief Financial Officer of the Company for the period beginning April 24, 2012 and ending February 11, 2015.

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of Regen Biopharma, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of Regen Biopharma, Inc.

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of KCL Therapeutics, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of KCL Therapeutics, Inc.

KCL Therapeutics, Inc. is a wholly owned subsidiary of Regen Biopharma, Inc.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Employment History:

David R. Koos, 62 has served as Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of SYBLEU INC., a biotechnology company, from June 12, 2020 to December 13, 2022. David R. Koos served as Chief Financial Officer of SYBLEU INC. from June 12, 2020 to July 21, 2020. On March 23, 2021 David R. Koos assumed the position of sole officer and director of Zander Therapeutics, Inc., a biotechnology company.

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Acting Chief Financial Officer, Principal Accounting Officer	Entest Group, Inc.	June 19, 2009 to November 28, 2018
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc.(a California corporation)	August 22,2008 to the Present
Chairman and CEO	Regen BioPharma, Inc.	April 24, 2012 to January 22,2020
Acting CFO	Regen BioPharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen BioPharma, Inc.	May 29, 2013 to October 9, 2013
Chairman, CEO	Zander Therapeutics, Inc.	February 2017 to January 22,2020
Sole Officer and Director	Cell Source Research, Inc.	March 24, 2003 to the Present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to July 31;2019 June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to July 31, 2019
Chairman & CEO	BST Partners Inc. (A California Corporation)	November 30, 2018 to the Present
Chairman & CEO	BST Partners Inc. (A Wyoming Corporation)	March 17, to 2017 to the Present

22

EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Total Deferred Compensation Earnings ($)
David Koos Chairman, and CEO	From October 1, 2023 to September 30, 2024	$0	0	0	0	0

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Total Deferred Compensation Earnings ($)
David Koos Chairman, and CEO	From October 1, 2024 to September 30, 2025	$50,000	*	0	0	0	0

On June 10, 2025 Regen Biopharma, Inc.(“Company”} issued 10,000,000 common shares (“Shares”) to David R. Koos, the Company’s Chief Executive Officer. The Shares were issued in settlement of $50,000 salary accrued but unpaid earned by David Koos for services rendered pursuant to that employment agreement entered into by and between the Company and David Koos on February 10, 2015 and to which David Koos and the Company were bound between February 11, 2025 and January 22, 2020.

Employment Agreements

Currently neither the Company nor the Company’s wholly owned subsidiary is party to any employment agreement.

BUSINESS

We were incorporated April 24, 2012 under the laws of the State of Nevada. We intend to engage primarily in the development of regenerative medical applications which we intend to license, develop internally or acquire outright from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

23

As of December 31, 2025 we have not licensed any existing therapies which may be marketed.

Patents :

The following is a list of intellectual property (“IP”) controlled by either Regen Biopharma, Inc. (the “Company”) or KCL Therapeutics (“KCL”). KCL is a wholly owned subsidiary of the Company. IP which has been granted patent protection by the United States Patent and Trademark Office (“USPTO”)

●	GENE SILENCING OF THE BROTHER OF THE REGULATOR OF IMPRINTED SITES (BORIS)

Provides methods and compositions useful for inhibiting expression of the gene encoding the transcription factor, Brother of the Regulatory of Imprinted Sites (BORIS) by RNA interference. Methods of the present invention can be used to silence BORIS in cancer cells, which results in apoptosis and may be useful as for treating cancer in mammals. The methods of the invention directed to cancer therapy can be used alone or in combination with standard cancer treatments such as surgery, radiation, chemotherapy, and immunotherapy.

Patent No: 8263571

●	METHODS AND MEANS OF GENERATING IL-17 ASSOCIATED ANTITUMOR EFFECTOR CELLS BY INHIBITION OF NR2F6 INHIBITION

Means, methods, and compositions of matter useful for generation of cancer inhibitory effector cells producing interleukin-17 (IL-17). In one embodiment a cellular population is obtained, said cellular population is exposed to agents capable of inhibiting NR2F6, whereby said inhibition of NR2F6 results in upregulation of IL-17 production, said upregulation of IL-17 production associated with acquisition of anti-tumor activity.

Patent No : 11,053,503

●	METHODS OF SCREENING COMPOUNDS THAT CAN MODULATE NR2F6 BY DISPLACEMENT OF A REFERENCE LIGAND

Compositions of matter, protocols and methods of screening test compounds to identifying agonists and antagonists of the orphan nuclear receptor NR2F6 by measuring the ability of a test compound to occupy the active site of NR2F6, in the presence of a reference compound.

Patent No: 10,088,485

●	MODULATION OF NR2F6 AND METHODS AND USES THEREOF

The application provides methods of modulating NR2F6 in a cell or animal in need thereof by administering an effective amount of a NR2F6 modulator

Patent No: 9091696

●	“UNIVERSAL DONOR CHECKPOINT INHIBITOR SILENCED/GENE EDITED CORD BLOOD KILLER CELLS”

The invention encompasses compositions of matters, cells, and treatment protocols useful for induction of anticancer responses in a patient suffering from cancer. In one embodiment the invention provides the use of NR2F6 silencing or gene editing in cord blood cells possessing anti-tumor activity in order to induce potentiated killer cells suitable for therapeutic use. In one embodiment said allogeneic cord blood killer cells are administered to initiate a cascade of antitumor immune responses, with initially responses mediated by allogeneic killer cells, and followed by endogenous immune responses.

Patent No: 11,141,471 B2

24

●	ANTIGEN SPECIFIC MRNA CELLULAR CANCER VACCINES

Antigen specific cancer vaccines in which immunogenic epitopes are produced intracellularly by administration of modified mRNA encoding said immunogenic epitopes. In one embodiment of the invention, said modified mRNA encodes peptides derived from the protein survivin. By directly inducing gene expression of the antigens to which an immune response is desired, immunogenic peptides are generated intracellularly, thus allowing for a wider repertoire of epitopes to be presented to the adaptive immune system, which augments likelihood of successful induction of immunity.

Patent No. 11,090,332

●	METHOD OF CANCER TREATMENT USING SIRNA SILENCING

Comprises administering to a subject one or more siRNA constructs capable of inhibiting the expression of an immunosuppressive molecule. The invention also provides siRNA constructs and compositions.

Patent No: 8389708

●	SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY IN HUMANS.

Patent No. 11,324,719

The invention relates to compounds useful to alteration of NR2F6 activity.

Patent No. 11,712,474

Means of stimulating systemic immunity and reduction of post-surgery tumor metastasis through the concurrent intralymphatic inhibition of NR2F6 and treatment with cannabidiol. Through the combination of immunogenic cell death and immune stimulation, the invention provides a means of enhancing the abscopal effect and in some embodiments to cause immunological mediated destruction primary and secondary neoplasia.

Patent No. 11,241,427

●	Compounds useful for alteration of NR2F6 activity.

Patent no. 11,655,474

Means, methods and compositions of matter useful for suppressing pathological production of new blood vessels in conditions such as cancer and wet macular degeneration. In one embodiment the invention provides silencing of NR2F6 using nucleic acid based approaches such as RNA interference, antisense oligonucleotides, or DICER. In another embodiment, the invention teaches the administration of small molecule NR2F6 inhibitors as means of selectively inhibiting pathological but not healthy angiogenesis.

License Agreements:

On June 23, 2015 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. (“Zander”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

25

Pursuant to the Agreement, Zander shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, Zander shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees (excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On April 7, 2021 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby Regen granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property (“License IP”) for the treatment in humans of pancreatic cancer for a term of fifteen years from April 7, 2021.

The License IP consists of antigen specific cancer vaccines in which modified mRNA is administered to produce epitopes able to produce an immune response which augments likelihood of successful induction of immunity. An epitope is the part of an antigen that is recognized by the immune system.

26

As consideration to Regen for the rights and license granted pursuant to the Agreement Licensee shall:

(a) pay to Regen a nonrefundable fee of $55,000 no later than April 20,2021

(b) pay to Regen royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.

(c) pay to Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On April 7, 2021 KCL Therapeutics, Inc. (“KCL”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby KCL granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property (“License IP”) for the treatment in humans of colon cancer for a term of fifteen years from April 7, 2021.

As consideration to KCL for the rights and license granted pursuant to the Agreement Licensee shall:

(a) pay to KCL a nonrefundable fee of Fifty Thousand common shares of Oncology Pharma, Inc. no later than April 20,2021

(b) pay to KCL royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.

(c) pay to KCL ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which KCL receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

Zander and Regen are under common control. David Koos serves as sole officer and director of both Regen BioPharma, Inc. and Zander Therapeutics Inc.

Both Zander and Oncology Pharma, Inc. will be required to obtain approval from the United States Food and Drug Administration (“FDA”) in order to market any Licensed Product which may be developed within the United States and no assurance may be given that such approval would be granted.

27

Principal Products and Services

The Company has begun development of HemaXellerate, a cellular therapy designed to heal damaged bone marrow. HemaXellerate is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based in previous animal studies. The initial application of HemaXellerate will be the treatment of severe aplastic anemia which is characterized by immune-mediated bone marrow hypoplasia (underdevelopment or incomplete development of a tissue) and pancytopenia (reduction in the number of blood cells and platelets).

Adipose tissue is collected from the patient and processed in order to separate, extract and isolate Stromal Vascular Fraction (SVF), a mix of various cell types including mesenchymal stem cells and endothelial cells. Mesenchymal stem cells are connective tissue cells that can differentiate into a variety of cell types and endothelial cells are the cells that line the interior surface of blood vessels and lymphatic vessels and which play a vital role in angiogenesis (the physiological process through which new blood vessels form from pre-existing vessels).

The isolated SVF is then intravenously administered to the patient. The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a previously unapproved drug or biologic intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a seven year period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for that time period. The sponsor of the product would also be entitled to a United States federal tax credit equal to 50% of clinical investigation expenses as well as exemptions from certain fees.

The Company believes that this application of HemaXellerate qualifies for Orphan designation under the Orphan Drug Act due to the fact that aplastic anemia is a rare disease with prevalence in the United States of less than 200,000. The Company has submitted a request to the United States Food and Drug Administration to grant Orphan Drug Designation to HemaXellerate for the treatment of Immune Suppressant Refractory Aplastic Anemia .

On December 10, 2015 Regen was informed by the United States Food and Drug Administration that Regen has satisfactorily addressed all clinical hold issues related to Regen’s Investigational New Drug Application for HemaXellerate and may initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous stromal vascular fraction (SVF) cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body, treated with siRNA that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient.

The dendritic cells that are treated with the IDO-blocking RNA become resistant to the influence of tumor cells which produce factors which cause the dendritic cell to express the IDO. Expression of IDO in the dendritic cell halts the dendritic cell from activating T cells and causes the dendritic cell to suppress T cells. T lymphocytes (‘T cells”) are a lymphocyte that play a central role in the human immune system’s attempt to eradicate tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I/II clinical trial assessing safety with signals of efficacy of the dCellVax gene-silenced dendritic cell immunotherapy for treating breast cancer. The proposed trial will recruit 10 patients with metastatic breast cancer and will involve 4 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to last one year, with tumor assessment before therapy and at 6 and 12 months.

28

On May 12, 2021 the “Company executed a consulting agreement with Biotech Research Group Corporation, an FDA Specialist Group and Global Regulatory and Scientific Experts, for the purpose of review and guidance with regard to the planned reinstatement of the Company’s inactive Investigational New Drug applications (INDs) #15376 (HemaXellerate) and #16200 (dCellVax) filed with the United States Food and Drug Administration (“FDA”). The securing of the services to be provided to the Company pursuant to this consulting agreement marks the first step taken by the Company with regard to activating the Company’s currently inactive applications to initiate clinical trials.

tCellVax is intended to be a therapy where immune cells are removed from the cancer patient, treated with siRNA which inhibits NR2F6 and the cells re-infused to the patient. NR2F6 normally acts as a brake on the ability of various immune cells from being activated. The immune cells that are treated with the NR2F6-blocking siRNA become highly activated and can efficiently kill tumors.. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing safety and feasibility of the dCellVax gene-silenced immune cell immunotherapy for treating patients with solid tumors that are metastatic or not able to be removed surgically. The proposed trial will recruit 25 patients with metastatic cancer and will involve 3 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to last one year, with tumor assessment before therapy and at 6 and 12 months.

DiffronC: NR2F6 is a transcription factor that is present in many cells in the body, including immune cells but also highly expressed in certain solid tumors. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. The Company has developed a proprietary drug that is based on shRNA technology, which prevents NR2F6 from being expressed. By inhibiting the expression of NR2F6, immune cells that are treated with the NR2F6-blocking shRNA become highly activated and can efficiently kill tumors and tumors that have NR2F6 suppressed begin to differentiate.. We are currently in pre-clinical testing of this drug to optimize its delivery in vivo.

DuraCar: DuraCar is a new cellular therapy being developed by the Company. It is comprised of CAR-T cells which contain an shRNA targeting the gene NR2F6. CAR-T cells are T cells (the lymphoid cells of the body that kill tumors) isolated from a cancer patient that have been modified by expressing a chimeric antigen receptor (CAR) which is specific for the patient’s tumor. These CAR-T cells are then re-infused back into the patient. The CAR-T cells then home in directly on the tumor because they have been given the tumor-specific address via the CAR. While CAR-T cells are very effective in treating leukemias, they are not effective at treating most solid tumors. The reason for this is believed to be that the CAR-T cells are “turned-off” by the physical environment surround solid tumors. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We are currently in pre-clinical testing of this drug.

Experiments performed on behalf of the Company by two unrelated contract research organizations (CROs) found that T cells which express the chimeric antigen receptor (CAR) construct targeting CD19 and expressing siRNA for NR2F6 had high expression levels of NR2F6 mRNA. NR2F6 is considered an immune checkpoint and thus increasing its activity is likely to lead to immune suppression which may be utilized in the development of therapies for the treatment of autoimmune disorders.

Small molecule: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. By inhibiting the function of NR2F6 using small molecules, immune cells that are treated with the NR2F6-blocking agents, similar to using the shRNA approach, should become highly activated and efficiently kill tumors. In addition, tumors that have NR2F6 blocked by using these small molecules should begin to differentiate. Conversely, activating NR2F6 is expected to suppress the immune system. This ability to suppress the immune system can be very useful for treating autoimmune disorders. We are currently in pre-clinical testing of these drugs.

None of the abovementioned statements regarding any of our products in development are intended to be a prediction or conclusion of efficacy. No clinical trials on our product candidates have commenced so no conclusions of efficacy can be made.

29

Research Conducted

The Company has begun development of HemaXellerate, a cellular therapy designed to heal damaged bone marrow. HemaXellerate is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based in previous animal studies. The initial application of HemaXellerate will be the treatment of severe aplastic anemia which is characterized by immune-mediated bone marrow hypoplasia (underdevelopment or incomplete development of a tissue) and pancytopenia (reduction in the number of blood cells and platelets).

Adipose tissue is collected from the patient and processed in order to separate, extract and isolate Stromal Vascular Fraction (SVF), a mix of various cell types including mesenchymal stem cells and endothelial cells. Mesenchymal stem cells are connective tissue cells that can differentiate into a variety of cell types and endothelial cells are the cells that line the interior surface of blood vessels and lymphatic vessels and which play a vital role in angiogenesis (the physiological process through which new blood vessels form from pre-existing vessels).

The isolated SVF is then intravenously administered to the patient. The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a previously unapproved drug or biologic intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a seven year period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for that time period. The sponsor of the product would also be entitled to a United States federal tax credit equal to 50% of clinical investigation expenses as well as exemptions from certain fees.

The Company believes that this application of HemaXellerate qualifies for Orphan designation under the Orphan Drug Act due to the fact that aplastic anemia is a rare disease with prevalence in the United States of less than 200,000 and intends to apply to the FDA for Orphan designation for HemaXellerate.

On December 10, 2015 Regen was informed by the United States Food and Drug Administration that Regen has satisfactorily addressed all clinical hold issues related to Regen’s Investigational New Drug Application for HemaXellerate and may initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous stromal vascular fraction (SVF) cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

The costs to perform this Phase I clinical trial is estimated to be approximately $550,000 and it is estimated to take 1 year to complete.

The company is developing another cell therapy product termed dCellVax. dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body, treated with siRNA that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient.

30

The dendritic cells that are treated with the IDO-blocking RNA become resistant to the influence of tumor cells which produce factors which cause the dendritic cell to express the IDO. Expression of IDO in the dendritic cell halts the dendritic cell from activating T cells and causes the dendritic cell to suppress T cells. T lymphocytes (‘T cells”) are a lymphocyte that play a central role in the human immune system’s attempt to eradicate tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I/II clinical trial assessing safety with signals of efficacy of the dCellVax gene-silenced dendritic cell immunotherapy for treating breast cancer. The proposed trial will recruit 10 patients with metastatic breast cancer and will involve 4 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to cost $5,000,000 and last one year, with tumor assessment before therapy and at 6 and 12 months.

On May 12, 2021 the “Company executed a consulting agreement with Biotech Research Group Corporation, an FDA Specialist Group and Global Regulatory and Scientific Experts, for the purpose of review and guidance with regard to the planned reinstatement of the Company’s inactive Investigational New Drug applications (INDs) #15376 (HemaXellerate) and #16200 (dCellVax) filed with the United States Food and Drug Administration (“FDA”). The securing of the services to be provided to the Company pursuant to this consulting agreement marks the first step taken by the Company with regard to activating the Company’s currently inactive applications to initiate clinical trials.

Another cell therapy that focuses on a different mechanism of action than dCellVax is tCellVax. tCellVax is intended to be a therapy in which immune cells are removed from the cancer patient, treated with siRNA which inhibits NR2F6 and the cells re-infused to the patient. NR2F6 normally acts as a brake on the ability of various immune cells from being activated. The immune cells that are treated with the NR2F6-blocking siRNA become highly activated and can efficiently kill tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing safety and feasibility of the dCellVax gene-silenced immune cell immunotherapy for treating patients with solid tumors that are metastatic or not able to be removed surgically. The proposed trial will recruit 25 patients with metastatic cancer and will involve 3 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to cost $5,000,000 and last one year, with tumor assessment before therapy and at 6 and 12 months.

DiffronC: NR2F6 is a transcription factor that is present in many cells in the body, including immune cells but also highly expressed in certain solid tumors. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. The Company has developed a proprietary drug that is based on shRNA technology, which prevents NR2F6 from being expressed. By inhibiting the expression of NR2F6, immune cells that are treated with the NR2F6-blocking shRNA become highly activated and can efficiently kill tumors and tumors that have NR2F6 suppressed begin to differentiate.. We are currently in pre-clinical testing of this drug to optimize its delivery in vivo. The two main risks associated with this drug development plan is that the NR2F6 siRNA is not effective at inhibiting NR2F6 expression or that this inhibition will not result in immune cells with enhanced tumoricidal activity.

DuraCar: DuraCar is a new cellular therapy being developed by the Company. It is comprised of CAR-T cells which contain an shRNA targeting the gene NR2F6. CAR-T cells are T cells (the lymphoid cells of the body that kill tumors) isolated from a cancer patient that have been modified by expressing a chimeric antigen receptor (CAR) which is specific for the patient’s tumor. These CAR-T cells are then re-infused back into the patient. The CAR-T cells then home in directly on the tumor because they have been given the tumor-specific address via the CAR. While CAR-T cells are very effective in treating leukemias, they are not effective at treating most solid tumors. The reason for this is believed to be that the CAR-T cells are “turned-off” by the physical environment surround solid tumors. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We have engaged two contract research organizations to advance our pre-clinical testing of this drug. Pre-clinical testing includes design and construction of the relevant plasmids, efficient transfection of T cells, assessment of the expression levels of the siRNA directed at NR2F6 and measurement of its effectiveness at inhibition of NR2F6 expression. Then, these cells will be analyzed for enhanced tumor-killing activity. The two main risks associated with this drug development plan is that the NR2F6 siRNA is not effective at inhibiting NR2F6 expression or that this inhibition will not result in a T cell with enhanced tumoricidal activity. Successful completion of these pre-clinical experiments will significantly de-risk the project.

Experiments performed on behalf of the Company by two unrelated contract research organizations (CROs) found that T cells which express the chimeric antigen receptor (CAR) construct targeting CD19 and expressing siRNA for NR2F6 had high expression levels of NR2F6 mRNA. NR2F6 is considered an immune checkpoint and thus increasing its activity is likely to lead to immune suppression which may be utilized in the development of therapies for the treatment of autoimmune disorders

31

Small Molecule Drugs: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. By inhibiting the function of NR2F6 using small molecules, immune cells that are treated with the NR2F6-blocking agents, similar to using the shRNA approach, should become highly activated and efficiently kill tumors. In addition, tumors that have NR2F6 blocked by using these small molecules should begin to differentiate. Conversely, activating NR2F6 is expected to suppress the immune system. This ability to suppress the immune system can be very useful for treating autoimmune disorders. We are currently in pre-clinical testing of these drugs.

Distribution methods of the products or services:

It is anticipated that Regen and /or KCL will enter into licensing and/or sublicensing agreements with outside entities in order that Regen and/or KCL may obtain royalty income on the products and services which it may develop and commercialize.

Competitive business conditions and Regen’s competitive position in the industry and methods of competition

We have yet to achieve significant revenues or profits. The pharmaceutical and biologics industries in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects in which products and services in which we have the greatest potential to secure a competitive advantage may be developed and commercialized. The Company’s intent is to enter into nonemployee consulting agreements with individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business.

The US Food and Drug Administration (“FDA”) and foreign regulatory authorities will regulate our proposed products as drugs or biologics, , depending upon such factors as the use to which the product will be put, the chemical composition, and the interaction of the product on the human body. In the United States, products that are intended to be introduced into the body will generally be regulated as drugs, while tissues and cells intended for transplant into the human body will be generally be regulated as biologics.

Our domestic human drug and biological products will be subject to rigorous FDA review and approval procedures. After testing in animals, an Investigational New Drug Application (“IND”) must be filed with the FDA to obtain authorization for human testing. Extensive clinical testing, which is generally done in three phases, must then be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans.

32

Phase I

Phase 1 trials are designed to assess the safety (pharmacovigilance), tolerability, pharmacokinetics, and pharmacodynamics of a drug. These trials are often conducted in an inpatient clinic, where the subject can be observed by full-time staff. The subject who receives the drug is usually observed until several half-lives of the drug have passed. Phase I trials normally include dose-ranging, also called dose escalation, studies so that the appropriate dose for therapeutic use can be found. The tested range of doses usually are a fraction of the dose that causes harm in animal testing and involve a small group of healthy volunteers. However, there are some circumstances when real patients are used, such as patients who have end-stage disease and lack other treatment options.

Phase II

Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase II trials are performed on larger groups.

Phase III

Phase III trials are aimed at being the definitive assessment of how effective the product is in comparison with current best standard treatment and to provide an adequate basis for physician labeling. Phase III trials may also be conducted for the purposes of (i) “label expansion” (to show the product works for additional types of patients/diseases beyond the original use for which the drug was approved for marketing or (ii) to obtain additional safety data, or to support marketing claims for the product.

On occasion Phase IV (Post Approval) trials may be required by the FDA. Phase IV trials involve the safety surveillance (pharmacovigilance) and ongoing technical support of a drug after it receives permission to be sold. The safety surveillance is designed to detect any rare or long-term adverse effects over a much larger patient population and longer time period than was possible during the Phase I-III clinical trials.

All phases, must be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans. Each clinical study is conducted under the auspices of an independent Institutional Review Board (“IRB”). The IRB will consider, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution. The time and expense required to perform this clinical testing can far exceed the time and expense of the research and development initially required to create the product. No action can be taken to market any therapeutic product in the United States until an appropriate New Drug Application (“NDA”) or Biologic License Application (“BLA”) or has been approved by the FDA. FDA regulations also restrict the export of therapeutic products for clinical use prior to NDA or BLA approval.

Even after initial FDA approval has been obtained, further studies may be required to provide additional data on safety or to gain approval for the use of a product as a treatment for clinical indications other than those initially targeted. In addition, use of these products during testing and after marketing could reveal side effects that could delay, impede, or prevent FDA marketing approval, resulting in FDA-ordered product recall, or in FDA-imposed limitations on permissible.

The FDA regulates the manufacturing process of pharmaceutical products, and human tissue and cell products, requiring that they be produced in compliance with Current Good Manufacturing Practices (“cGMP”). The FDA also regulates the content of advertisements used to market pharmaceutical products. Generally, claims made in advertisements concerning the safety and efficacy of a product, or any advantages of a product over another product, must be supported by clinical data filed as part of an NDA or an amendment to an NDA, and statements regarding the use of a product must be consistent with the FDA approved labeling and dosage information for that product.

Sales of drugs and biologics outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Even if FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval

Amount spent during the fiscal year ended September 30, 2023 we expended $212,297 on research and development activities

33

During the fiscal year ended September 30, 2024 we expended $153,685 on research and development activities.

Costs and effects of compliance with environmental laws (federal, state and local)

Regen has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of December 31, 2025 the Company has 1 full time employee.

PROPERTIES

The Company currently occupies 1,000 square feet of office space provided by the Company’s Chief Executive Officer free of charge on a month to month basis. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

LEGAL PROCEEDINGS.

None

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

‘The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide information necessary to understand our audited consolidated financial statements for the fiscal years ended September 30, 2025 and 2024 and highlight certain other information which, in the opinion of management, will enhance a reader’s understanding of our financial condition, changes in financial condition and results of operations. In particular, the discussion is intended to provide an analysis of significant trends and material changes in our financial position and the operating results of our business during the year ended September 30, 2025, as compared to the fiscal year ended September 30, 2024. This discussion should be read in conjunction with our consolidated financial statements for the fiscal years ended September 30, 2025 and 2024 and related notes included elsewhere in this 10-K. These historical financial statements may not be indicative of our future performance. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains numerous forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risks. Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Regen Biopharma, Inc. and its subsidiaries.

34

Forward Looking Statements

All statements other than statements of historical facts contained in this report, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, objectives, and financial needs.

Results of Operations

	Twelve Months Ended
	September 30,2025		September 30, 2024		Changes
	Amount	Percent of Revenue	Amount	Percent of Revenue	Amount	Percentage
Net revenue:
Revenues	126,560	53.50%	126,560	53.50%	0	0.00%
Revenues, Related Party	110,001	46.50%	110,000	46.50%	1	0.00%
Net revenue	236,561	100.00%	236,560	100.00%	1	0.00%

Operating expenses:
Research and Development	11,725	4.96%	153,685	64.97%	(141,960)	-1210.75%
General and Administrative	75,113	31.75%	58,920	24.91%	16,193	21.56%
Consulting and Professional Fees	398,263	168.36%	363,961	153.86%	34,302	8.61%
Rent	90,000	38.05%	77,215	32.64%	12,785	14.21%
Total operating expenses	575,101	243.11%	653,781	276.37%	(78,680)	-13.68%

Loss from operations	(338,540)	-143.11%	(417,221)	-176.37%	78,681	-23.24%
Other income (expense):
Interest Expense	(158,286)	-66.91%	(72,445)	-30.62%	(85,841)	54.23%
Interest Expense attributable to Amortization of Discount	(52,148)	-22.04%	(28,998)	-12.26%	(23,150)	44.39%
Derivative Income (Expense)	(675,528)	-285.56%	(4,091)	-1.73%	(671,437)	99.39%
Penalties	(50,000)	-21.14%	0	0.00%	(50,000)	100.00%
Financing Fees			(145,500)	-61.51%	145,500	-100.00%
Total other income (expense), net	(935,962)	-395.65%	(251,034)	-106.12%	(684,928)	73.18%

Net loss before income taxes	(1,274,502)	-538.76%	(668,255)	-282.49%	(606,247)	47.57%
Income tax provision	0	0.00%	0

Net loss	(1,274,502)	-538.76%	(668,255)	-282.49%	(606,247)	47.57%

Revenues

Revenues from continuing operations were $236,561 for the fiscal year ended September 30, 2025 and $236,560 for the same period ended 2024. $110,001 and $110,000 of revenue from related parties recognized during the twelve months ended September 30 2025 and 2024 consisted of anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. $126,560 and $126,560 of revenue recognized during the twelve months ended September 30, 2025 and 2024 were recognized pursuant to licenses granted to Oncology Pharma, Inc.

Operating Expenses

Operating Expense were $575,101 for the twelve months ended September 30, 2025 and $653,781 for the same period ended 2024. The primarily operating expense for 2025 consists of $ 398,263 of Consulting & Professional expenses and $90,000 in rent. In the previous year Consulting and Professional fees expenditure were $363,391. During the period ended 2024 research and development expenses amounted to $153,565 constituting the second largest expense recognized during that period.

35

Other Income

For the twelve months ended September 30 2025, the Company reported a net other expense of $(935,962) whereas in the same period ended 2024 the Company reported the net other expense of $(251,034). Net other expense was primarily driven by the recognition of a Derivative Expense in of $(675,528) in 2025. For the period ended June 30, 2025 the Company also recognized higher interest and amortization expenses as compared to the period ended 2024.

Net Loss

The Company recognized an Operating Loss of $338,540 during the fiscal year ended September 30, 2025 whereas the Company recognized an Operating Loss of $417,221 for the same period ended 2024. The reduction in operating loss is primarily attributable to a reduction in all expense categories other than General and Administrative expenses and rent incurred during the period ended 2025 as compared to the period ended in 2025.

Net Loss is $1,274,502 for the fiscal year ended September 30, 2025 as opposed to a Net Loss of $668,255 for the same period ended 2024. The difference is primarily attributable to the recognition by the Company of a Derivative Loss of $675,528 recognized in the period ended in 2025.

Liquidity and Capital Resources

	Twelve Months ended 30-September
	2025	2024
Net cash used in operating activities	$(383,591)	$(751,536)
Net cash provided by financing activities	452,430	631,215
Net increase (decrease) in cash and cash equivalents	$68,839	$(120,321)

Operating Activities

Net cash used in operating activities for the twelve months ended September 30, 2025 was $383,591, compared to $751,536, for the same period ended 2024. The decrease in cash used in operating activities is primarily attributable to decreased operating expenses incurred by the Company during the fiscal year ended 2025 as compared to the same period ended 2024.

Financing Activities

Net cash generated by financing activities for the twelve months ended September 30, 2025 was $452,430 which consisted of proceeds from notes payables and sale of common stock.

Liquidity & Capital Resources Outlook

As of September 30, 2025, the Company had cash of $ 69,555 and a net working deficit of approximately $6.2 million.

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and it has incurred and expects to continue incur significant research & development cost for products development.

The accompanying financial statements have been prepared as if the Company will continue as a going concern. The Company has incurred significant operating losses and negative cash flows from operations since inception. As of September 30, 2025, the Company had cash of approximately $69,555 and an accumulated deficit of approximately $21 million. The Company has incurred recurring losses, experienced recurring negative operating cash flows, and requires significant cash resources to execute its business plans. The Company is dependent on obtaining additional working capital funding from the sale of equity and/or debt securities and/or governmental or private grants in order to continue to execute its development plans and continue operations. Without additional funding, there is substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of these financial statements.

36

Contractual Obligations

As of September 30, 2025 the Company was not party to any binding agreements which would commit Regen to any material capital expenditures.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors

and Stockholders of Regen Biopharma, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheets of Regen Biopharma, Inc. (the “Company”) as of September 30, 2025 and 2024, the related statement of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

● Going Concern – As discussed in Note 2 to the financial statements, the Company has a going concern due to negative working capital and losses from operations which raises substantial doubt about its ability to continue as a going concern. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are difficult to substantiate. To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ BCRG

BCRG Group (PCAOB ID 7158)

We have served as the Company’s auditor since 2024.

Irvine, CA

December 30, 2025

37

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REGEN BIOPHARMA , INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2025	2024
		(as restated)
ASSETS:
Current Assets
Cash	$69,555	$716
Accounts receivable, related party	204,873	94,873
Prepaid expenses	200	47,762
Total Current Assets	274,628	143,351

Investment securities, related party	-	17,733

TOTAL ASSETS	$274,628	$161,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,714	$29,669
Accrued expenses	1,838,230	1,664,827
Notes payable	-	252,111
Notes payable - related parties	191,339	41,708
Unearned income	1,338,611	1,465,171
Derivative liability	2,079,618	1,404,090
Convertible notes payable, net of unamortized debt discount	1,006,521	499,880
Other current liabilities	99,776	21,000
Total Current Liabilities	6,555,811	5,378,456

TOTAL LIABILITIES	6,555,811	5,378,456

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock ($.0001 par value) 5,800,000,000 authorized and 39,374,704 and 5,258,235 shares issued and outstanding, respectively	3,939	527
Preferred Stock, 0.0001 par value, 800,000,000 authorized	-	-
Series A Preferred; 739,000,000 authorized and 10,123,771 and 10,123,771 shares issued and outstanding, respectively	1,011	1,011
Series AA Preferred; $0.0001 par value 600,000 authorized and 34 shares issued and outstanding	-	-
Series M Preferred; $0.0001 par value 60,000,000 authorized and 29,338 shares issued and outstanding	3	3
Series NC Preferred; $0.0001 par value 20,000 authorized and 15,007 shares issued and outstanding	2	2
Additional Paid in capital	15,628,062	15,403,050
Other Comprehensive Income	(222,580)	(204,847)
Retained Earnings (Deficit)	(21,691,620)	(20,417,118)
Total Stockholders’ Equity (Deficit)	(6,281,183)	(5,217,372)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$274,628	$161,084

The accompanying Notes are an integral part of the Financial Statements

F-1

REGEN BIOPHARMA, INC.

CONSOLIDATED STATEMENT OPERATIONS

	Year Ended	Year Ended
	September 30, 2025	September 30, 2024

Net revenue:
Revenues	$126,560	$126,560
Revenues, Related Party	110,001	110,000
Net revenue	236,561	236,560

Operating expenses:
Research and Development	11,725	153,685
General and Administrative	75,113	58,920
Consulting and Professional Fees	398,263	363,961
Rent	90,000	77,215
Total operating expenses	575,101	653,781

Loss from operations	(338,540)	(417,221)

Other income (expense):
Interest Expense	(158,286)	(72,445)
Interest Expense attributable to Amortization of Discount	(52,148)	(28,998)
Derivative Income (Expense)	(675,528)	(4,091)
Penalties	(50,000)	0
Financing Fees		(145,500)
Total other income (expense), net	(935,962)	(251,034)

Net loss before income taxes	(1,274,502)	(668,255)

Income tax provision	0	0

Net loss	(1,274,502)	(668,255)

Per common share basic and diluted:
Net loss per common share, basic and diluted	$(0.05)	$(0.16)
Number of weighted average shares - basic and diluted	23,521,970	4,110,265

The accompanying Notes are an integral part of the Financial Statements

F-2

REGEN BIOPHARMA, INC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

	Year Ended September 30
	2025	2024
Net Income (Loss)	$(1,274,502)	$(668,255)
Other Comprehensive Loss:
Unrealized Loss on Investment Securities	(17,733)	(204,847)
Comprehensive Loss	$(1,292,235)	$(873,102)

The accompanying Notes are an integral part of the Financial Statements

F-3

REGEN BIOPHARMA , INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

	Series A Preferred		Series AA Preferred		Series NC Preferred		Common		Series M Preferred		Additional Paid-in	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Income	Deficit	Total
Balance September 30, 2023	409,551	$40	34	$0	15,007	2	3,506,366	352	29,338	3	$14,644,467	0	$(19,748,863)	$(5,103,999)

Common Shares issued for Cash	0	0	0	0	0	0	1,001,954	100	0	0	563,622	0	0	563,722
Common Shares issued for Financing Expenses							500,000	50			145,450			145,500
Common Shares issued for Services							249,915	25			37,438			37,463
Preferred stock issued for services	20,068	2	0	0	0	0	0	0	0	0	13,042	0	0	13,044
Preferred stock distributed as dividend	9,694,152	969									(969)			0

Unrealized Loss	0	0	0	0	0	0	0	0	0	0	0	(204,847)	0	(204,847)
Net Income (Loss)	0	0	0	0	0	0	0	0	0	0	0	0	(668,255)	(668,255)

Balance September 30, 2024	10,123,771	$1,011	34	$0	15,007	$2	5,258,235	$527	29,338	$3	$15,403,050	$(204,847)	$(20,417,118)	$(5,217,372)

Balance September 30, 2024	10,123,771	$1,011	34	$0	15,007	$2	5,258,235	$527	29,338	$3	$15,403,050	$(204,847)	$(20,417,118)	$(5,217,372)

Common stock paid as dividend	0	0	0	0	0	0	15,426,385	1,543	0	0	(1,543)	0	0	0
Common stock issued in satisfaction of debt	0	0	0	0	0	0	1,180,979	118	0	0	42,007	0	0	42,125
Common stock issued in satisfaction of interest							1,319,021	132			44,253			44,385
Common Shares issued for Cash	0	0	0	0	0	0	16,190,084	1,619	0	0	140,295	0	0	141,914
Net Income (Loss)	0	0	0	0	0	0	0	0	0	0	0	0	(1,274,502)	(1,274,502)
Unrealized Loss												(17,733)		(17,733)
Balance September 30, 2025	10,123,771	$1,011	34	$0	15,007	$2	39,374,704	$3,939	29,338	$3	$15,628,062	$(222,580)	$(21,691,620)	$(6,281,183)

The accompanying Notes are an integral part of the Financial Statements

F-4

REGEN BIOPHARMA, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended September 30	Year Ended September 30
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(1,274,502)	$(668,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in derivative liability	675,528	4,090
Increase (Decrease) in Interest expense attributable to amortization of Discount	52,148	(28,998)
Preferred Stock issued for Compensation		13,048
Common Stock issued for Compensation		37,463
Common Stock issued for Expenses	128,100	145,500
(Increase) Decrease in Accounts Receivable	(110,000)	(94,874)
(Increase) Decrease in Prepaid Expenses	47,562	(37,762)
Increase (Decrease) in Accounts Payable	821	(7)
Increase (Decrease) in Accrued Expenses	173,312	19,946
Increase (Decrease) in Penalties	50,000	0
Increase (Decrease) in Unearned Income	(126,560)	(141,687)
Net Cash Provided by (Used in) Operating Activities	(383,591)	(751,536)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (Decrease) in Convertible Notes Payable	194,599	(10,000)
Increase (Decrease) in Notes Payable		77,493
Increase (Decrease) Other Liabilities	50,000
Common stock issued for cash	58,200	563,722
Borrowings from notes payable to related parties	149,631
Net Cash Provided by (Used in) Financing Activities	452,430	631,215

Net Increase (Decrease) in Cash	68,839	(120,321)

Cash at Beginning of Period	716	121,037

Cash at End of Period	$69,555	$716

Supplemental Disclosure of noncash investing and financing activities:
Common Shares issued for Notes Payable	$42,125	$0
Convesion of Notes Payble to Convertible Debt	$232,111	$0
Common Shares issued for interest	$44,395	$0

The accompanying Notes are an integral part of the Financial Statements

F-5

REGEN BIOPHARMA, INC.

Notes to Consolidated Financial Statements

As of September 30, 2025

1. ORGANIZATION

The Company was organized April 24, 2012 under the laws of the State of Nevada.

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The Company is currently engaged in actively identifying small molecules that inhibit or express NR2F6 leading to immune cell activation for oncology applications and immune cell suppression for autoimmune disease.

The Company is in the early stages of development of its proposed products and therapies. The Company will be required to obtain approval from the FDA in order to market any of The Company’s products or therapies. No approval has been granted by the FDA for the marketing and sale of any of the Company’s products and therapies and no assurance may be given that any of the Company’s products or therapies will be granted such approval. The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The Company can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern Matters

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), which assume the Company’s ongoing operations as a going concern. The Company incurred a net comprehensive loss of $1,274,502 during the twelve months ended September 30, 2025, and has an accumulated deficit of $21,691,620 as of September 30, 2025.

Management intends to secure additional operating funds through equity or debt offerings. However, success in this endeavor is not guaranteed. There are no assurances that the Company will be able to (1) attain a revenue level sufficient to generate adequate cash flow from operations or (2) secure additional financing through private placements, public offerings, or loans necessary to support its working capital requirements. If funds from operations and any private placements, public offerings, or loans prove insufficient, the Company will need to explore alternative sources of working capital. No guarantee exists that such financing will be available, or if available, on terms acceptable to the Company. Failure to obtain sufficient working capital may compel the Company to reduce or cease its operations.

Due to uncertainties related to these issues, significant doubt persists regarding the company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments regarding the recoverability or classification of asset values, nor the amounts and classifications of liabilities that might arise if the Company is unable to maintain its operations.

Basic of Presentation

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

Principles of Consolidation

The consolidated financial statements include the accounts of KCL Therapeutics, Inc., a Nevada corporation and wholly owned subsidiary of Regen. Significant inter-company transactions have been eliminated.

F-6

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and the accompanying notes. Such estimates include accounts receivables, accrued liabilities, income taxes, long-lived assets, and deferred tax valuation allowances. These estimates generally involve complex issues and require management to make judgments, involve analysis of historical and future trends that can require extended periods of time to resolve, and are subject to change from period to period. In all cases, actual results could differ materially from estimates.

Reverse Stock Split

On March 6, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued Common Stock in the ratio of 1-for-1,500 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the total number of shares of common stock held by each shareholder was converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such shareholder immediately prior to the Reverse Split, divided by (ii) 1,500, and then rounded up to the nearest whole number. No fractional shares were issued, and no cash or other consideration was paid to any shareholder. Instead, the Company issued one whole share of the post-Reverse Stock Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. Except for the Company’s historical financial statements and unless otherwise stated, all option, share, and per share information gives effect to the Reverse Stock Split.

The historical financial statements have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

Derivative Liability

The Company analyzes the conversion feature of Convertible Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. The Company values the embedded derivative using the Black-Scholes pricing model.

The Black Scholes pricing model used to determine the Derivative Liability on convertible notes issued by the Company in which an embedded derivative is recognized as of September 30, 2025 utilized the following inputs:

Schedule of Derivative liability
Risk Free Interest Rate	3.68%
Expected Term	0.82 – (5.41) Yrs
Expected Volatility	1186.04%
Expected Dividends

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2025 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

F-7

The Company generated a deferred tax credit through net operating loss carry forward. However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Basic Earnings (Loss) Per Share

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

Advertising

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 and $0 for the years ended September 30, 2025 and 2024

Revenue Recognition

The Company determines the amount and timing of royalty revenue based on its contractual agreements with intellectual property licensees. The Company recognizes royalty revenue when earned under the terms of the agreements and when the Company considers realization of payment to be probable. Where royalties are based on a percentage of licensee sales of royalty-bearing products, the Company recognizes royalty revenue by applying this percentage to the Company’s estimate of applicable licensee sales. The Company bases this estimate on an analysis of each licensee’s sales results. Where warranted, revenue from licensees for contractual obligations such as License Initiation Fees are recognized upon satisfaction of all conditions required to be satisfied in order for that revenue to have been earned by the Company.

Research and Development Cost

Research and development (R&D) costs are expensed as incurred. R&D costs are related to the Company’s internally funded development of the Company’s product developments and patents. The Company R&D costs were $11,725 and $153,685 for the years ended September 30, 2025 and 2024.

Fair Value Measurement

The estimated fair values of financial instruments reported in the consolidated financial statements have been determined using available market information and valuation methodologies, as applicable. The fair value of cash due to its short maturity is classified as a Level 1 instrument within the fair value hierarchy.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Entities are required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value based upon the following fair value hierarchy:

Level 1 —	Quoted prices in active markets for identical assets or liabilities;
Level 2 —	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2024 the following table represents the Company’s fair value hierarchy for items that are required to be measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Investment Securities (Related Party)			$17,733

F-8

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of FASB ASC Topic 718, Share-based Payment, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The fair value of stock options is calculated by using the Black-Scholes option pricing formula that requires estimates for expected volatility, expected dividends, the risk-free interest rate and the term of the option. If any of the assumptions used in the Black-Scholes model change significantly, share-based compensation expense may differ materially in the future from that recorded in the current period.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires public companies to report financial and descriptive information about their reportable operating segments. The Company’s management identifies operating segments based on how the Company’s management internally evaluate separate financial information, business activities and management responsibility. At the current time, the Company has only one reportable segment, primarily in the development of regenerative medical applications

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASU 740, “Income Taxes”. Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is subject to Income tax filings requirements in U.S. federal and various state jurisdictions. The Company’s tax returns for all years are subject to U.S. federal, state, and local income tax examinations by tax authorities. The Company reports income tax related interest and penalties within the income tax line item on the consolidated statements of operations. The Company likewise reports the reversal of income tax-related interest and penalties within such line item to the extent the Company resolves the liabilities for uncertain tax positions in a manner favorable to the accruals.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses, which requires entities to estimate all expected credit losses for financial assets measured at amortized cost basis, including trade receivables, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted this guidance on January 1, 2023. The adoption of this accounting standard did not have an impact on the Company’s consolidated financial statements as the Company is in a pre-revenue state and does not generate revenue and has no receivables from third party.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires incremental disclosure of segment information on an interim and annual basis. This ASU is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Retrospective application to all prior periods presented in the financial statements is required for public entities. The Company adopted ASU 2023-07 as of January 1, 2024, which resulted in additional disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-9

3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	September 30, 2025	September 30, 2024

Accounts receivables – related party	$204,873	$94,873

Total – Accounts receivables	$204,873	$94,873

During the quarter ended June 30, 2025 there was no allowance for doubtful accounts. The CEO of the Company is also executive of the company related to accounts receivables.

4. PREPAID EXPENSES

Prepaid expenses were comprised of the following:

	September 30, 2025	September 30, 2024

Prepaid expenses	$200	$42,762
Prepaid Rent	-	5,000

Total – Accounts receivables	$200	$47,762

Prepaid expenses consist of payments of certain expenses by cash or issuance of shares for which services are pending to be received.

5. INVESTMENTS

The Company classifies its investment securities as available-for-sale. Available-for-sale securities are recorded at fair value, with unrealized gains and losses reported as a component of other comprehensive income (loss), net of related tax effects, until realized. Realized gains and losses are recognized in earnings when the securities are sold, using the specific identification method. Declines in fair value judged to be other-than-temporary are recognized in earnings.

The Company evaluates its investment portfolio for credit losses on a quarterly basis. If a decline in fair value below amortized cost is determined to be credit-related and the Company does not intend to sell the security, nor is it more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, the expected credit loss is recognized in earnings and the non-credit portion is recorded in other comprehensive income.

As of September 30, 2025 and September 30, 2024, the Company determined that no allowance for credit losses was required for its available-for-sale securities. Fair value measurements are categorized based on the inputs used to determine fair value. The fair values of the Company’s AFS securities are primarily based on Level 3 inputs.

The Company also holds investments in certain privately held equity securities that do not have a readily determinable fair value and are not accounted for under the equity method. These securities are measured at cost, less impairment (if any), and adjusted for observable price changes in orderly transactions for identical or similar investments.

The fair value of Level 3 investments is based on valuation models that include unobservable inputs such as projected cash flows, market comparables, and management assumptions. These valuations require significant judgment and estimation by management.

The above mentioned constitute the Company’s sole related party investment securities as of September 30, 2025 and September 30, 2024. No public market exists for any of the securities of Zander Therapeutics, Inc. The Company owns 7.9% of the total shares of Zander Therapeutics, Inc. As of September 30, 2025 the Company recognized an unrealized loss of $17,733 on its shares of Zander Therapeutics, Inc. due to factors including low probability of a public market developing for the securities of Zander and operational losses incurred by Zander.

F-10

Investments consisted of the following:

	As of September 30, 2025	As of September 30, 2024

470,588 Common Shares of Zander Therapeutics, Inc.	$0	$6,495
725,000 Series M Preferred of Zander Therapeutics, Inc.	0	11,238

Investments, net	$0	$17,333

Common Shares of Zander Therapeutics, Inc.

On June 11, 2018, Regen Biopharma, Inc. was paid a property dividend consisting of 470,588 of the common shares of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gains/(Loss)

$87,608	$0	$(87,608)

Series M Preferred of Zander Therapeutics, Inc.

On November 29, 2018, the Company accepted 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. in satisfaction of prepaid rent and accrued interest owed to the Company collectively amounting to $13,124.

Basis	Fair Value	Total Unrealized Gains/(Loss)

$134,971	$0	$(134,971)

On September 30, 2025 and September 30, 2024, the Company revalued 470,588 of the common shares of Zander Therapeutics, Inc. and 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. based on the following inputs:

Fair Value of Intellectual Property	$300,000
Prepaid Expenses	65,661
Due from Employee	-
Note Receivable	40000
Accrued Interest Receivable	35,000
Investment Securities	258,255
Convertible Note Receivable	10,000
Accounts Payable	30,563
Notes Payable	400,000
Accrued Expenses Related Parties	162,011
Notes Payable Related Party	-
Accrued Expenses	647,072

Enterprise Value	1,948,562

Less: Total Debt	(1,239,646)

Portion of Enterprise Value Attributable to Shareholders	$708,916

Fair Value per Shares	$0.0155

The abovementioned constitutes the Company’s sole related party investment securities as of September 30, 2025.

F-11

6. ACCRUED EXPENSES

Accrued Expenses were comprised of the following:

	September 30, 2025	September 30, 2024

Accrued payroll taxes	$28,753	$4,241
Accrued Interest	476,434	362,533
Accrued Payroll	1,206,630	1,256,630
Accrued Rent	85,000	-
Other Accrued Expenses	41,423	41,423

Total Accrued Expenses	$1,838,230	$1,664,827

7. UNEARNED INCOME

Unearned income is attributable to payments made to the Company and its wholly owned subsidiary pursuant to two license agreements for which income is recognized over the terms of the agreement.

8. NOTES PAYABLE

Notes payable consisted of the following:

	September 30, 2025	September 30, 2024

Bostonia Partners, Inc.	$-	$48,500
Conventry Enterprises LLC	-	250,000

Total notes payable	-	248,500

Less – Accumulated amortization	-	(46,389)

Total notes payable	$-	$252,211

The terms of the notes payable are as follows:

●	Bostonia Partners, Inc.

In 2023, the Company borrowed $50,000 with interest at 10% per annum due in March 2024. In October 2024 this note payable of $48,500 was amended into convertible note.

●	Conventry Enterprises LLC

On September 4, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which Coventry Enterprises purchased a 10% unsecured promissory Note (the “Note”) from the Company in the principal amount of $250,000 of which $25,000 was retained by Coventry through an Original Issue Discount. The Note carries “Guaranteed Interest” on the principal amount at the rate of 10% per annum for the ten 10 month term of the Note for an aggregate Guaranteed Interest $25,000. The Principal Amount and the Guaranteed Interest shall be due and payable in ten equal monthly payments $27,500 commencing on November 4, 2024, and continuing on the fourth day of each month thereafter until paid in full not later than September 4, 2025.

In the first quarter of fiscal year 2025 this note payable of $250,000 was reclassified as a convertible note in accordance with terms and conditions of default provisions of the Note. Coventry has also elected to enforce a default provision of the Note which had the effect of increasing the interest rate to 18% and increasing outstanding principal and accrued interest to 120% of the original amounts due and payable.

F-12

9. NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consisted of the following:

	September 30, 2025	September 30, 2024

David Koos	$73,303	$1,708
BST Partners	58,836	-
Zander Therapeutics, Inc.	59,200	40,000

Total notes payable to related parties	191,339	41,708

Less – current portion	(191,339)	(41,708)

Total Long Term notes payable	$-	$-

The terms of notes payable are as follows:

●	David Koos

$73,303 lent to the Company by David Koos is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

●	BST Partners

During the quarter ended December 31, 2024 BST Partners lent the Company $46,599 which bears simple interest at a rate of 10% per annum.

During the quarter ended March 31, 2025 BST Partners lent the Company $40,616 which bears simple interest at a rate of 10% per annum.

During the quarter ended June 30, 2025 BST Partners lent the Company $46,621 which bears simple interest at a rate of 10% per annum

During the quarter ended September 30, 2025 the Company repaid $75,000 in principal indebtedness to BST Partners.

BST Partners and the Company are under common control.

●	Zander Therapeutics, Inc.

$15,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on May 3. 2025 and bears simple interest at a rate of 10% per annum.

$25,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on June 5. 2025 and bears simple interest at a rate of 10% per annum.

$10,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 4, 2025 and bears simple interest at a rate of 10% per annum.

$4,700 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 15 2025 and bears simple interest at a rate of 10% per annum.

$4,500 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 23 2025 and bears simple interest at a rate of 10% per annum.

Zander Therapeutics, Inc, and the Company are under common control.

F-13

10. CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	September 30, 2025	September 30, 2024

Lender 1 – May 5, 2017 – Annual interest rate at 10%, maturity date May 5, 2020	$200,000	$200,000
Lender 2 – May 8, 2016 – Annual interest rate at 8%, maturity date March 7, 2019	100,000	100,000
Lender 3 – April 6, 2016 – Annual interest rate at 8%, maturity date April 5, 2019	50,000	50,000
Lender 4 – December 20, 2017 – Annual interest rate at 10%, maturity date December 20, 2020	100,000	100,000
Lender 5 – October 31, 2016 – Annual interest rate at 10%, maturity date October 30, 2018	49,880	49,880
Lender 6 – September 4, 2024	277,875	-
Lender 7 – October 28, 2024	28,500	-
Lender 8- July 28, 2025	130,000	-
;Lender 9 - August 5, 2025	100,000	-
	1,036,255	499,880
Total convertible notes payable

Less – unamortized debt discount	(29,734)	-

Total convertible notes payable	$1,006,521	$499,880

i.	On May 5, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $200,000 for consideration consisting of $200,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is May 5, 2020. The Note is convertible into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $375 per common share as of the date which is the earlier of: As of June 30, 2025 $200,000 of the principal amount of the Note remains outstanding.

ii.	On March 8, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 8% per annum. The maturity of the Note is three years from the issue date. As of June 30, 2025 $100,000 of the principal amount of the Note remains outstanding

iii.	On April 6, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 8% per annum. The maturity of the Note is three years from the issue date. As of June 30, 2025 $50,000 of the principal amount of the Note remains outstanding.

iv.	On December 20, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is December 20, 2020. The Note may be converted into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of: As of June 30, 2025 $100,000 of the principal amount of the Note remains outstanding.

v.	On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is two years from the issue date. As of June 30, 2025 $50,000 of the principal amount of the Note remains outstanding.

F-14

vi.	Effective September 4, 2024 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which Coventry Enterprises purchased a 10% unsecured promissory Note (the “Note”) from the Company in the principal amount of $250,000 for consideration of $200,000.

The Note carries “Guaranteed Interest” on the principal amount at the rate of 10% per annum for the ten month term of the Note for an aggregate Guaranteed Interest $25,000. The Principal Amount and the Guaranteed Interest shall be due and payable in ten equal monthly payments $27,500 commencing on November 4, 2024, and continuing on the fourth day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than September 4, 2025.

Upon an Event of Default (as such term is defined in the Note) the Note became convertible, in whole or in part, into shares of Common Stock at the option of the Holder at price per share equivalent to 90% of the lowest per-share trading price for the 20 Trading Days preceding a Conversion Date.

vii.

On October 28, 2024 a promissory note in the amount $48,500 (“Note”) was reclassified as a convertible note payable due to a negotiated change in the terms and conditions of the Note. The Note may be converted into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 50% discount to the lowest closing bid price of the common stock of the Company during the ten reading day period immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $0.04 per common share. As of June 30, 2025 $28,500 of the principal balance of the Note remained outstanding.

viii. On July 28, 2025 Regen Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with CFI Capital LLC (“CFI”), pursuant to which CFI purchased a 6% convertible promissory Note (the “Note”) from the Company in the principal amount of $130,000 of which $13,000 was retained by CFI through an Original Issue Discount. The Note is due and payable on July 28, 2026.

The Holder of this Note is entitled, at its option, at any time after the 6th monthly anniversary of this Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 60% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange up-on which the Common Stock may be traded in the future (the “Exchange”), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company.

ix. On August 5, 2025 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Labrys Fund II LP(“Labrys”), pursuant to which Labrys purchased a 6% convertible promissory Note (the “Note”) from the Company in the principal amount of $100,000 of which $15,000 was retained by Labrys through an Original Issue Discount. The Note is due and payable on August 5, 2026.

The Holder of this Note is entitled, at its option, , to convert all or any amount of the principal face amount of this Note and interest then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 60% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange up-on which the Common Stock may be traded in the future (the “Exchange”), for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date.

F-15

11. DERIVATIVE LIABILITY

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $2,079,618 was recognized by the Company as of September 30, 2025.

Derivative liability consisted of the following:

September 30, 2025

Lender 1	$770,370
Lender 4	192,593
Lender 5	385,185
Lender 6	308,750
Lender 7	54,720
Lender 8	208,000
Lender 9	160,000

Total derivative liabilities	$2,079,618

12. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of September 30, 2025:

●	Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 39,374,704 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of September 30, 2025: 739,000,000 is designated Series A Preferred Stock of which 10,123,771 shares are outstanding as of September 30, 2025:, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of September 30, 2025:, and 20,000 is designated Series NC stock of which 15,007 shares are outstanding as of September 30, 2025.

F-16

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

●	Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

●	Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

F-17

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On May 20, 2024 Regen Biopharma, Inc. amended its Certificate of Incorporation adding the following Article 8 which is and reads as follows:

Shares of one class or series of stock may be issued as a share dividend in respect of another class or series.

On May 21, 2024 the Board of Directors of Regen Biopharma, Inc declared a dividend to all shareholders of record as of June 20,2024 (“Record Date”) to be paid to shareholders on or about July 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Series A Preferred Stock and to consist of two share of Series A Preferred Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date.

On July 3, 2024 9,694,152 Series A Preferred Shares were issued as a dividend to the Shareholders of Record.

On September 18, 2024 the Board of Directors of Regen Biopharma, Inc.(“Regen”) declared a dividend to all shareholders of record as of October 17,2024 (“Record Date”) be paid to shareholders on November 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Common Stock and to consist of one share of Common Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date.

On November 1, 2024 15,426,385 share of Common Stock were issued as a dividend to the Shareholders of record date of October 17. 2024 a dividend consisting of one share of the Company’s common stock for every one share held as of October 17, 2024. 15,426,385 common shares were paid to Shareholders of Record.

On November 4, 2024 the Company issued 500,000 shares of the Company’s common stock in satisfaction of $20,000 of principal convertible indebtedness.

On November 13, 2024 the Company issued 370,084 shares of the Company’s common stock as consideration for nonemployee services.

On June 10, 2025 the Company issued 10,000,000 shares of the Company’s common stock in settlement of $50,000 salary accrued but unpaid earned by David Koos for services rendered pursuant to that employment agreement entered into by and between the Company and David Koos on February 10, 2015 and to which David Koos and the Company were bound between February 11, 2025 and January 22, 2020

F-18

13. RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

●	Revenue Transaction

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. (“Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (“License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales, as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees (excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by The Company:

○	If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

○	The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

○	The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

The CEO of the Company is also the CEO and chairman of Zander.

F-19

●	Sublease of Facility

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022. On April 26, 2024 the Company and BST agreed to amend that sublease agreement as follows:

The Company agreed that in addition to the base rent of $5,000 per month to be paid by the Company to BST the Company shall also reimburse BST for any and all shared expenses as such term is defined within the original lease agreement by and between BST and CIF LaMesa LLP beginning January 1, 2024.

On December 1, 2025 the sublease was terminated. The Company currently utilizes office space provided by the Company’s CEO on a month to month basis free of charge

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

●	Notes Payable to Related Parties

The Company had the following notes payable to related party transactions

○	Notes Payable to David Koos, CEO of the Company

$73,303 lent to the Company by David Koos, the Company’s sole Board Member and Officer, is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

○	Notes Payable to Zander Therapeutics, Inc.

$15,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on May 3. 2025 and bears simple interest at a rate of 10% per annum.

$25,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on June 5. 2025 and bears simple interest at a rate of 10% per annum.

$10,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 4, 2025 and bears simple interest at a rate of 10% per annum.

$4,700 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 15, 2025 and bears simple interest at a rate of 10% per annum.

$4,500 lent to the Company by Zander Therapeutics, Inc. is due and payable on October 23, 2025 and bears simple interest at a rate of 10% per annum.

The CEO of the Company is also the CEO and chairman of Zander.

○	Notes Payable to BST Partners

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

During the quarter ended December 31, 2024 BST Partners lent the Company $46,599.

During the quarter ended March 31, 2025 BST Partners lent the Company $40,616.

During the quarter ended June 30, 2025 BST Partners lent the Company the $46,621 which bears simple interest at a rate of 10% per annum

During the quarter ended September 30, 2025 the Company repaid $75,000 in principal indebtedness to BST Partners.

BST Partners and the Company are under common control.

F-20

14. INCOME TAXES

As of September 30, 2024

Deferred tax assets:
Net operating tax carry forwards	$4,287,595
Other	-
Gross deferred tax assets	4,287,595
Valuation allowance	(4,287,595)
Net deferred tax assets	$-

As of September 30, 2025

Deferred tax assets:
Net operating tax carry forwards	$4,555,240
Other	(0)
Gross deferred tax assets	4,555,240
Valuation allowance	(4,555,240)
Net deferred tax assets

As of September 30 2024 the Company has a Deferred Tax Asset of $4,287,595 completely attributable to net operating loss carry forwards of approximately $21,691,620. The amount and availability of any net operating loss carryforward will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three-year look-back period; whether there is a deemed more than 50% change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward.

As of September 30 2025 the Company has a Deferred Tax Asset of $4,555,240 completely attributable to net operating loss carry forwards of approximately $21,709,233. The amount and availability of any net operating loss carryforward will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three-year look-back period; whether there is a deemed more than 50% change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

15. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of Regen’s annual unaudited financial statements for the year ended September 30, 2024 the Company determined that the following revisions are required

The value given to 249,915 common shares issued as nonemployee compensation has been adjusted to $0.1499 per share

The market price utilized in calculating Derivative Liability as of September 30, 2024 has been corrected to $0.1027 per share.

$204,847 in Unrealized Losses on Investment Securities has been reclassified as Other Comprehensive Income

Cumulative Effect of Restatement of Previously Issued Financial Statements for the Year ended September 30, 2024:

F-21

REGEN BIOPHARMA , INC.

CONSOLIDATED BALANCE SHEETS

	Originally Presented As of September 30, 2024	Adjustments	Restated As of September 30, 2024
ASSETS
Current Assets
Cash	$716	-	$716
Accounts Receivable, Related Party	94,873	-	94,873
Prepaid Assets	64,289	(16,527)	47,762
Total Current Assets	159,878	(16,527)	143,351

Other Assets
Investment Securities, Related Party	17,733	-	17,733
Total Other Assets	17,733	-	17,733
TOTAL ASSETS	$177,611	(16,527)	$161,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	29,669	-	29,669
Accrued Expenses	1,664,827	-	1,664,827
Notes Payable	293,819	-	293,819
Unearned Income	1,465,171	-	1,465,171
Unearned Income (Related Party)	-	-	-
Derivative Liability	1,397,274	6,816	1,404,090
Convertible Notes Payable Less unamortized discount	499,880	-	499,880
Convertible Notes Payable, Related Parties Less unamortized discount	-	-	-
Other Current Liabilities	21,000	-	21,000
Total Current Liabilities	5,371,640	6,816	5,378,456

Long Term Liabilities:
Notes Payable	-	-	-
Total Long Term Liabilities	-	-	-
TOTAL LIABILITIES	5,371,640	6,816	5,378,456

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock ($.0001 par value) 500,000,000 shares authorized; 5,800,000,000 authorized and 3,354,866 issued and outstanding as of September 30,2022 and 3,506,366 shares issued and outstanding as of September 30, 2023.	527	-	527
Preferred Stock, 0.0001 par value, 800,000,000 authorized as of September 30,2022 and September 30, 2023 respectively	-	-	-
Series A Preferred; 739,000,000 authorized as of September 30, 2023 and 540,000,000 authorized as of September 30, 2022; 293,033 and 409,551 outstanding as of September 30,2022 and September 30, 2023 respectively	1,011	-	1,011
Series AA Preferred; $0.0001 par value 600,000 authorized and 34 and 34 outstanding as of September 30, 2022 and September 30,2023 respectively	-	-	-
Series M Preferred; $0.0001 par value 60,000,000 authorized and 29,338 outstanding as of September 30, 2023 and 60,000,000 authorized and 29,338 outstanding as of September 30, 2022	3	-	3
Series NC Preferred; $0.0001 par value 20,000 authorized and 15,007 outstanding as of September 30, 2023 and 7 outstanding as of September 30,2022	2	-	2
Additional Paid in capital	14,684,216	(17,492)	14,666,724
Contributed Capital	736,326	-	736,326
Accumulated Other Comprehensive Income	-	(204,847)	(204,847)
Retained Earnings (Deficit)	(20,616,114)	198,996	(20,417,118)
Total Stockholders’ Equity (Deficit)	(5,194,030)	(23,343)	(5,217,373)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$177,611	(16,527)	$161,084

F-22

REGEN BIOPHARMA , INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Originally Presented As of September 30, 2024	Adjustments	Restated As of September 30, 2024
REVENUES
Revenues	$126,560	-	$126,560
Revenues, Related Party	110,000	-	110,000
TOTAL REVENUES	236,560	-	236,560

COST AND EXPENSES
Research and Development	153,685	-	153,685
General and Administrative	58,920	-	58,920
Consulting and Professional Fees	364,927	(966)	363,961
Rent	77,215	-	77,215
Total Costs and Expenses	654,747	(966)	653,781
OPERATING INCOME (LOSS)	$(418,187)	966	$(417,221)
OTHER INCOME & (EXPENSES)
Interest Expense	(72,445)	-	(72,445)
Interest Expense attributable to Amortization of Discount	28,998	(57,996)	(28,998)
Unrealized Gain (Loss) on sale of Investment Securities	(204,847)	204,847	-
Derivative Income (Expense)	2,726	(6,817)	(4,091)
Financing Fees	(145,500)	-	(145,500)
Gain (Loss) on Extinguishment Convertible Debt	-	-	-
Adjustment		57,996
TOTAL OTHER INCOME (EXPENSE)	(391,068)	198,030	(251,034)
NET INCOME (LOSS)	$(809,255)	198,995	$(668,255)

16. SUBSEQUENT EVENTS

The Company assessed subsequent events through the date on which the financial statements became available for issuance. The Company has determined that there are no subsequent events that require disclosure other than the following:

On October 2, 2025 the Company entered into a consulting agreement with Dr. Harry Lander (“Lander Agreement”). Under the terms and conditions of the Lander Agreement Harry Lander will assist the Company in regard to a planned Phase I Clinical Trial of HemaXellerate. The term of the Lander Agreement is from October 3, 2025 to the earlier of October 3, 2028 or successful completion of the planned Phase I Clinical Trial of HemaXellerate (“ Consulting Period”).

As consideration for services to be rendered pursuant to this Agreement Dr. Lander was paid twenty million newly issued common shares of the Company (“Compensation Shares”) subject to a vesting schedule.

The Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Lander (“ Transfer Restriction”) except as follows:

All Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate, such Clinical Trial having been conducted with the assistance of the Consultant pursuant to the terms and conditions of this Agreement.

F-23

In the event of termination of the Consulting Period any Compensation Shares still subject to Transfer Restrictions shall be forfeited by the Consultant and ownership of those Compensation Shares shall be transferred back to the Company.

On October 2, 2025 the Company entered into an agreement with David Koos, the Company’s Chairman and Chief Executive Officer (“Koos Agreement”). Pursuant to the Koos Agreement David Koos was paid twenty million newly issued common shares of the Company (“Koos Compensation Shares”) subject to a vesting schedule. The Company has issued these shares to Davis Koos as consideration for services to be rendered by Koos in connection with a planned Phase I Clinical Trial of HemaXellerate.

The Koos Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by David Koos (“ Transfer Restriction”) except as follows:

All Koos Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate, such Clinical Trial having been conducted with the assistance of the Consultant pursuant to the terms and conditions of this Agreement.

On October 2, 2025 the Company issued twenty million newly issued common shares of the Company to Harry Lander pursuant to the Lander Agreement and subject to a vesting schedule.

On October 2, 2025 the Company issued twenty million newly issued common shares of the Company to David Koos pursuant to the Koos Agreement and subject to a vesting schedule.

Compensation shares were issued to both Koos and Lander on October 2, 2025

On October 8, 2025 the Company issued 6,800,000 common shares (“Shares”) for consideration consisting of $68,000.

On October 27, 2025 the Company issued 3,500,000 common shares (“Shares”) for consideration consisting of $35,000.

On October 27, 2025 the Company issued 4,500,000 common shares (“Shares”) in satisfaction of $30,204 of principal convertible indebtedness and $13,536 of accrued interest on convertible indebtedness.

On October 28, 2025 the Company issued 7,100,000 common shares (“Shares”) for consideration consisting of $71,000.

On November 10, 2025 the Company issued 1,780,000 common shares (“Shares”) for consideration consisting of $17,800.

On November 12, 2025 the Company issued 5,000,000 common shares (“Shares”) in satisfaction of $38,037 of principal convertible indebtedness and $2,463 of accrued interest on convertible indebtedness.

F-24

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of November 10, 2025 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 108,054,704 shares issued and outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage
Common	David R. Koos	27,436,799	*	27%
	c/o Regen Biopharma, Inc.*
Common	Harry Lander
	131 CHEMIN OIHAN BAZTER VILLEFRANQUE 64990 France	20,020,001		19.4%
Common	All Officers and Directors as a Group	27,436,799	*	27%

*includes 19 shares held by BMXP Holdings Shareholder’s Business Trust and 11 shares held by the AFN Trust and 366,651 shares held by Zander Therapeutics, Inc.

Based on 10,123,771 shares issued and outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series A Preferred	David R. Koos		4.08%
	c/o Regen Biopharma, Inc.*	413,288

Series A Preferred	All Officers and Directors as a Group	413,288	4.08%

* Includes 11 share held by BMXP Holdings Shareholder’s Business Trust, , 366,651 shares held by Zander Therapeutics, Inc. and 7 share held by the AFN Trust.

Based on 29,338 shares outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series M Preferred	David R. Koos	7,667	26.14%
	c/o Regen Biopharma, Inc
Series M Preferred	Todd S. Caven	6,667	22.73%
	8578 TERRACEVIEW LANE NORTH
	MAPLE GROVE, MN 55311
Series M Preferred	Roger Formisano	2,001	6.82%
	4124 N. 64th Street
	Scottsdale, AZ 85251
Series M Preferred	Robert D. Hopkins	2,001	6.82%
	11642 N. 40th Place
	Phoenix, AZ 85028
Series M Preferred	Harry Lander	6,667	22.73%
	50 SUTTON PLACE SOUTH
	APT. 6A
	NEW YORK, NY 10022
Series M Preferred	Jean-Pierre Millon	4,001	13.64%
	3908 E. San Miguel Ave
	Paradise Valley, AZ 85253
Series M Preferred	All Officers and Directors as a Group	7,667	26.14%

38

based on 334 shares outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series AA Preferred	David R. Koos
	c/o Regen Biopharma, Inc.	334	100%

Series AA Preferred	All Officers and Directors as a Group	334	100%

based on 15,007 shares outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series NC Preferred	David R. Koos
	c/o Regen Biopharma, Inc.	15,007	100%

Series NC Preferred	All Officers and Directors as a Group

SALES OF UNREGISTERED SECURITIES

August 22, 2025 to November 12, 2025

On August 14, 2025 Regen Biopharma, Inc. (the “Company”) issued 1,000,000 common shares (“Shares”) in satisfaction of $ 22, 125 of principal convertible indebtedness and $10,325 of accrued interest on convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

Between September 16, 2025 and September 18, 2025 the Company issued 5,820,000 common shares (“Shares”) for consideration consisting of $58,200.

The Shares were issued pursuant to a Tier 2 Regulation A Offering. The Shares were sold directly through our management.

On October 2, 2025 the Company entered into a consulting agreement with Dr. Harry Lander (“Lander Agreement”). Under the terms and conditions of the Lander Agreement Harry Lander will assist the Company in regard to a planned Phase I Clinical Trial of HemaXellerate .. The term of the Lander Agreement is from October 3, 2025 to the earlier of October 3, 2028 or successful completion of the planned Phase I Clinical Trial of HemaXellerate (“ Consulting Period”).

39

As consideration for services to be rendered pursuant to this Agreement Dr. Lander was paid twenty million newly issued common shares of the Company (“Compensation Shares”) subject to a vesting schedule.

The Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Lander (“ Transfer Restriction”) except as follows:

All Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate, such Clinical Trial having been conducted with the assistance of the Consultant pursuant to the terms and conditions of this Agreement.

In the event of termination of the Consulting Period any Compensation Shares still subject to Transfer Restrictions shall be forfeited by the Consultant and ownership of those Compensation Shares shall be transferred back to the Company.

On October 2, 2025 the Company entered into an agreement with David Koos, the Company’s Chairman and Chief Executive Officer (“Koos Agreement”). Pursuant to the Koos Agreement David Koos was paid twenty million newly issued common shares of the Company (“Koos Compensation Shares”) subject to a vesting schedule. The Company has issued these shares to Davis Koos as consideration for services to be rendered by Koos in connection with a planned Phase I Clinical Trial of HemaXellerate .

The Koos Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by David Koos (“ Transfer Restriction”) except as follows:

All Koos Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate, such Clinical Trial having been conducted with the assistance of the Consultant pursuant to the terms and conditions of this Agreement.

All of the abovementioned securities were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares.

On October 8, 2025 the Company issued 6,800,000 common shares (“Shares”) for consideration consisting of $68,000.

The Shares were issued pursuant to a Tier 2 Regulation A Offering. The Shares were sold directly through our management.

On October 27, 2025 the Company issued 3,500,000 common shares (“Shares”) for consideration consisting of $35,000.

The Shares were issued pursuant to a Tier 2 Regulation A Offering. The Shares were sold directly through our management.

On October 27, 2025 the Company issued 4,500,000 common shares (“Shares”) in satisfaction of $30,204 of principal convertible indebtedness and $13,536 of accrued interest on convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

40

On October 28, 2025 the Company issued 7,100,000 common shares (“Shares”) for consideration consisting of $71,000.

The Shares were issued pursuant to a Tier 2 Regulation A Offering. The Shares were sold directly through our management.

On November 10, 2025 the Company issued 1,780,000 common shares (“Shares”) for consideration consisting of $17,800.

The Shares were issued pursuant to a Tier 2 Regulation A Offering. The Shares were sold directly through our management.

On November 12, 2025 the Company issued 5,000,000 common shares (“Shares”) in satisfaction of $38,037 of principal convertible indebtedness and $2,463 of accrued interest on convertible indebtedness.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

July 1, 2025 to August 21, 2025

On July 28, 2025 Regen Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with CFI Capital LLC (“CFI”), pursuant to which CFI purchased a 6% convertible promissory Note (the “Note”) from the Company in the principal amount of $130,000 of which $13,000 was retained by CFI through an Original Issue Discount. The Note is due and payable on July 28, 2026.

The Holder of this Note is entitled, at its option, at any time after the 6th monthly anniversary of this Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 60% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange up-on which the Common Stock may be traded in the future (the “Exchange”), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company.

The Note was issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The Note sold directly through our management. No commission or other consideration was paid in connection with the sale of the Note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the Note. A legend was placed on the Note that evidences the Note has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Note and the shares into which the Note may be converted.

On August 1, 2025, the Company issued 1,000,000 common shares in satisfaction of $34,020 of accrued interest.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On August 5, 2025 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Labrys Fund II LP (“Labrys”), pursuant to which Labrys purchased a 6% convertible promissory Note (the “Note”) from the Company in the principal amount of $100,000 of which $15,000 was retained by Labrys through an Original Issue Discount. The Note is due and payable on August 5, 2026.

The Holder of this Note is entitled, at its option, , to convert all or any amount of the principal face amount of this Note and interest then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 60% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange up-on which the Common Stock may be traded in the future (the “Exchange”), for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date.

41

The Note was issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The Note sold directly through our management. No commission or other consideration was paid in connection with the sale of the Note. There was no advertisement or general solicitation made in connection with this Offer and Sale of the Note. A legend was placed on the Note that evidences the Note has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Note and the shares into which the Note may be converted.

On August 14, 2025, the Company issued 1,000,000 common shares in satisfaction of $22,125 of principal indebtedness and $10,365 of accrued interest.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

Quarter Ended June 30, 2025

On June 10, 2025 Regen Biopharma, Inc.(“Company”} issued 10,000,000 common shares (“Shares”) to David R. Koos, the Company’s Chief Executive Officer. The Shares were issued in settlement of $50,000 salary accrued but unpaid earned by David Koos for services rendered pursuant to that employment agreement entered into by and between the Company and David Koos on February 10, 2015 and to which David Koos and the Company were bound between February 11, 2025 and January 22, 2020.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

Quarter Ended March 31, 2025

There were no sales of unregistered securities during the three months ended March 31, 2025

Quarter Ended December 31, 2024

On November 1, 2024 the Company paid a dividend to all shareholders of record as of the record date of October 17. 2024 a dividend consisting of one share of the Company’s common stock for every one share held as of October 17, 2024. 15,426, 385 common shares were paid to Shareholders of Record.

On November 4, 2024 the Company issued 500,000 shares of the Company’s common stock in satisfaction of $20,000 of principal convertible indebtedness.

The shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares. A legend was placed on the certificate that evidences the Shares stating that the Shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares.

On November 13, 2024 the Company issued 370,084 shares of the Company’s common stock as consideration for nonemployee services.

42

The shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management. No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of shares. A legend was placed on the certificate that evidences the shares stating that the shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares.

Quarter Ended September 30, 2024

Effective September 4, 2024 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which Coventry Enterprises purchased a 10% unsecured promissory Note (the “Note”) from the Company in the principal amount of $250,000 of which $25,000 was retained by Coventry through an Original Issue Discount.

The Note carries “Guaranteed Interest” on the principal amount at the rate of 10% per annum for the ten month term of the Note for an aggregate Guaranteed Interest $25,000. The Principal Amount and the Guaranteed Interest shall be due and payable in ten equal monthly payments $27,500 commencing on November 4, 2024, and continuing on the fourth day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than September 4, 2025.

Upon an Event of Default (as such term is defined in the Note) the Note shall become convertible, in whole or in part, into shares of Common Stock at the option of the Holder at price per share equivalent to 90% of the lowest per-share trading price for the 20 Trading Days preceding a Conversion Date.

$152,000 of the proceeds received has been utilized to repay an aggregate of $152,000 of outstanding principal indedebteness and interest due to Coventry by the Company resulting from a $175,000 Note issued to Coventry on September 12, 2023.

In Connection with the Purchase Agreement the Company issued to Coventry 500,000 common shares (“Commitment Shares”) on September 4 .2024. If The Company has satisfied all the terms of the Note without default the Coventry shall, within 10 calendar days thereafter, return to the Company’s treasury for cancellation 350,000 of the Commitment Shares.

The abovementioned securities were issued pursuant to Section 4(a) (2) of the securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The securities were sold directly through our management. No commission or other consideration was paid in connection with the sale of the securities. There was no advertisement or general solicitation made in connection with this Offer and Sale of securities.

On September 26, 2024 the Company issued 249,915 shares as consideration for nonemployee services.

The abovementioned securities were issued pursuant to Section 4(a) (2) of the securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The securities were sold directly through our management. No commission or other consideration was paid in connection with the sale of the securities. There was no advertisement or general solicitation made in connection with this Offer and Sale of securities.

Quarter Ended June 30, 2024

On April 2, 2024 the Company issued 20,068 of its Series A Preferred Shares to an independent consultant as consideration for services.

The abovementioned securities were issued pursuant to Section 4(a) (2) of the securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The securities were sold directly through our management. No commission or other consideration was paid in connection with the sale of the securities. There was no advertisement or general solicitation made in connection with this Offer and Sale of securities.

43

Quarter Ended September 30, 2023

On September 12, 2023 the Company issued 125,000 common shares to Coventry Enterprises LLC pursuant to the terms and conditions of the Investment Agreement by and between the Company and Coventry Enterprises LLC. These common shares were registered for resale pursuant to the Securities of 1933 on Form S-1 on September 29, 2023.

On September 12, 2023 the Company entered into a common stock purchase agreement (the “Investment Agreement”) with Coventry providing for an equity financing facility (the “Equity Line”). The Investment Agreement provides that upon the terms and subject to the conditions in the Investment Agreement, Coventry is committed to purchase up to Ten Million Dollars ($10,000,000) of shares of common stock, $0.0001 par value per share (the “Common Stock”), over the 36-month term of the Investment Agreement (the “Total Commitment”).

Under the terms of the Investment Agreement, Coventry will not be obligated to purchase shares of Common Stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Coventry’s resale of any Common Stock purchased by Coventry under the Equity Line.

From time to time over the 36-month term of the Commitment Period (as such term is defined in the Investment Agreement) the Company, in its sole discretion, may provide Coventry with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 80% of the lowest trading price of the Common Stock during the ten business days prior to the Draw Down Notice date (the “Pricing Period”).

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 200% of the Average Daily Traded Value (as such term is defined in the Investment Agreement) during the ten business days immediately preceding the Drawdown Notice Date or (ii) $250,000. The Company is prohibited from delivering a Draw Down Notice if the sale of shares of Common Stock pursuant to the Draw Down Notice would cause the Company to issue and sell to Coventry or Coventry to acquire or purchase an aggregate number of shares of Common Stock that would result in Coventry beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock of the Company.

Average Daily Traded Value is defined in the Investment Agreement as a per share price that shall be equal to the lowest trading price of the Company’s common stock on OTC Pink during the during the ten business days immediately preceding the respective Drawdown Notice Delivery Date multiplied by the Average Daily Trading Volume.

Average Daily Trading Volume. is defined in the Investment Agreement as the average trading volume of the Company’s common stock for the ten business days immediately preceding the respective Drawdown Notice Date.

Drawdown Notice Date is defined in the Investment Agreement as the business day a Drawdown Notice is received by Coventry.

Pursuant to the Investment Agreement the Company issued to Coventry as a commitment fee 125,000 shares of its common stock (“Commitment Shares”) in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder.

Coventry has agreed that:

(a) for so long as the market price of the Company’s common stock is above $1.25 per share and

(b) the Company is in full compliance with all agreements entered into with Coventry and

(c) and the Company has not issued any common shares at a per share price below $1.50, Coventry will agree to a leak out provision and will not sell more than 10,000 shares of the Commitment shares without permission from the Issuer.

Quarter ended December 31, 2022

On October 25, 2022 the Company issued 6,667 Series A preferred shares as consideration for nonemployee services

On November 11, 2022 the Company issued 105126 Series A preferred shares in satisfaction of $761,500 of convertible indebtedness and $380,262 of accrued interest on convertible indebtedness.

On November 11, 2022 the Company issued 11,279 common shares in satisfaction of $25,639 of accrued interest on convertible indebtedness.

On December 5, 2022 the Company issued 1,112 Series A preferred shares as consideration for nonemployee services.

All the abovementioned securities were issued pursuant to Section 4(a) (2) of the securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The securities were sold directly through our management. No commission or other consideration was paid in connection with the sale of the securities. There was no advertisement or general solicitation made in connection with this Offer and Sale of securities.

44

FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement

REGEN BIOPHARMA, INC.

100,000,000 Shares of Common Stock, $0.0001 Par Value, Offered at $—-per Share

Offering Amount: Up to $———

Minimum Purchase Amount: No Minimum

Sales will be made to Accredited Investors Only

Under Tier 2 of Regulation A+ of the Securities and Exchange Commission

Subscriber Full Name:

Number of Shares Subscribed For:

INSTRUCTIONS

To purchase shares of the common stock (the “Shares”) of Regen Biopharma, Inc., a Nevada corporation (the “Company”) in the offering described above (the “Offering”), pursuant to the Regulation A+ Offering Circular originally filed with the SEC on______ and Qualified by the SEC on ______ (the “Offering Circular”), please: (i) review this Subscription Agreement (this “Subscription Agreement” or this “Agreement”); (ii) complete Paragraph D under Representations and Warranties of Subscribers of this Subscription Agreement regarding accredited investor status; and (iii) complete, sign and date the appropriate signature pages (individual subscribers should complete, sign and date the individual signature page; entity subscribers should complete, sign and date the entity signature page.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov

Please make your uncertified check, certified check, or cashier’s check payable to “Regen Biopharma, Inc.” and mail your check, with the completed Subscription Agreement, to :

REGEN BIOPHARMA, INC

Attention David R. Koos, CEO

8697 La Mesa Blvd

Suite C

#107

La Mesa CA 91942

Instructions for wire transfer may be obtained upon request from David R. Koos at (619) 722-5505

THE COMPANY WILL NOT ACCEPT ANY SUBSCRIPTION AGREEMENT THAT IS NOT FULLY AND ACCURATELY COMPLETED, DATED AND SIGNED.

THIS IS AN IMPORTANT LEGAL DOCUMENT. READ EACH PART OF IT CAREFULLY.

This subscription, submitted as of the date set forth on the signature page, is between the Company and the undersigned subscriber (the “Subscriber”).

Offer to Purchase. The Subscriber hereby irrevocably offers to purchase that number of Shares of the Company set forth on the signature page and hereby tenders the Subscriber’s check payable to “Regen Biopharma, Inc.” in the aggregate dollar amount set forth on the signature page at a per Share purchase price of $0.0045 or hereby confirms that a wire for that amount has been sent to the Company.

The Subscriber understands that a subscription for the Shares may be rejected for any reason and that, in the event that this subscription is rejected, the funds delivered herewith will be returned as soon as practicable without interest thereon or deduction therefrom.

Representations and Warranties of Subscribers. By execution below, the Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein to comply with its obligations under applicable securities laws. The Subscriber hereby represents and warrants to the Company and its officers, directors, managers, members, employees and agents as follows:

A. Information About the Company. The Subscriber has received and reviewed the Offering Circular, and has obtained all information about the Company as the Subscriber believes relevant to the decision to purchase the Shares. The Subscriber has read the Offering Circular and has also had the opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and the Subscriber has received such information concerning the Company as the Subscriber considers necessary or advisable in order to from a decision concerning an investment in the Company. The Subscriber is not relying on any representation regarding the Company except as set forth in the Offering Circular. The Subscriber has engaged such advisors as the Subscriber deems appropriate to evaluate the merits of an investment in the Company.

45

B. Forward-Looking Statements. The Subscriber acknowledges and understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in the future predictions, and that the Company , and its officers and directors shall not be liable for the accuracy thereof.

C. Regulation A+ Offering. The Shares are being sold by the Company in an offering under an exemption from registration under Tier 2 of Regulation A+ of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Act”)

D. Accredited Investor Status. To be an “accredited investor,” an investor must come within any one of the following categories, or be a person who the issuer reasonably believes comes within any one of the following categories at the time of the sale of the shares to that investor:

1. Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase (excluding the value of the person’s primary residence) exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

8. Any entity in which all of the equity owners are accredited investors (as defined above).

9. Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000

10. Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

46

11. Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such Act;

12. Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

13. Any “family client” as defined in Rule 202(a)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of a family office and whose prospective investment in the issuer is directed by such family office.

INSTRUCTION: SUBSCRIBER REPRESENTS AND WARRANTS THAT SUBSCRIBER QUALIFIES AS AN ACCREDITED INVESTOR UNDER THE FOLLOWING PARAGRAPH NUMBER(S) FROM THE LIST ABOVE:__________

If the Subscriber is an entity, the individual(s) signing on behalf of the Subscriber and the Subscriber, jointly and severally, agree and certify that this Agreement has been duly authorized by all necessary action on the part of the Subscriber, has been duly executed by an authorized representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms.

Entities. A REPRESENTATIVE OF AN ENTITY SUBSCRIBER MUST INITIAL HERE.

Delivery of Shares. A book-entry registration of the Shares purchased will be made in the records of the Transfer Agent for the Company.

Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without reference to California conflict or choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall have venue exclusively in the state and federal courts located in San Diego, California.

Additional Information. Subscriber shall supply such additional information and documentation relating to Subscriber and any persons who have any rights or interest in Subscriber as may be requested by the Company in order to ensure compliance by the Company with applicable laws. If at any time prior to the Company’s acceptance of this Agreement, an adverse change occurs with respect to the Subscriber such that the information, representations and warranties of the Subscriber set forth in this Agreement are no longer accurate, the Subscriber shall immediately notify the Company of the inaccuracy in writing and shall deliver the updated, accurate information to the Company.

Successors and Assigns. The representations and warranties made by the Subscriber in this Agreement are binding on the Subscriber’s permitted successors and assigns and are made for the benefit of the Company and any other person who may become liable for violations of applicable securities laws as a result of the inaccuracy or falsity of any of the Subscriber’s representations or warranties. Subscriber shall not assign Subscriber’s obligations hereunder without the consent of the Company, which consent shall be granted, if at all, in the sole discretion of the Board of Directors of the Company.

Counterparts. This Agreement may be executed by the Company and by the Subscriber in separate counterparts, each of which shall be deemed an original.

Acceptance. This Agreement is not binding on the Company until accepted in writing by the Company.

Severability. Each provision of this Subscription Agreement shall be separate and severable and if for any reason any provision hereunder is found invalid or unenforceable under applicable law, such invalidity or unenforceability shall not affect the operation of the remaining provisions of this Subscription Agreement.

47

INDIVIDUAL SIGNATURE PAGE

All individual Subscribers must complete and sign this page. Where the Shares are to be held in joint tenancy or tenancy in common, both parties must sign and both Social Security numbers should be indicated.

THIS AGREEMENT SHALL NOT BIND THE COMPANY UNTIL IT HAS COUNTERSIGNED THIS PAGE.

INDIVIDUAL SIGNATURE PAGE

All individual Subscribers must complete and sign this page. Where the Shares are to be held in joint tenancy or tenancy in common, both parties must sign and both Social Security numbers should be indicated.

Subscriber’s Name	Social Security Number

Subscriber’s Address
Residence:

Mailing:

Form of Ownership

Number of Shares Subscribed for:____________________________

The Shares subscribed for herein should be registered as follows.

Subscriber Signature

Date:

The Company hereby accepts the Subscriber’s offer to purchase ______Shares for a total purchase price of $__________.

By:	Dated as of:

48

ENTITY SIGNATURE PAGE

All entity investors must complete and sign this page.

THIS AGREEMENT SHALL NOT BIND THE COMPANY UNTIL IT HAS COUNTERSIGNED THIS PAGE.

Entity Name	EIN

Entity Address	Social Security Numbers ( if Partnership or Trust)
Business

Mailing:

Form of Ownership

Number of Shares Subscribed for:____________________________

The Shares subscribed for herein should be registered as follows.

SIGNATURE

By:

(print name)

Its:

Dated:

The Company hereby accepts the Subscriber’s offer to purchase ______Shares for a total purchase price of $__________.

By:	Dated as of:

49

EXHIBITS

Exhibit Index:

1	Articles of Incorporation
2	Amendment to Articles of incorporation
3	Bylaws of the Registrant
4	Code of Ethics
5	Certificate of Designation Series A Preferred
6	Certificate of Designation Series AA Preferred
7	Certificate of Designation Series M Preferred
8	Certificate of Designation Series NC Preferred
9	Amendment to Certificates of Designation Series A Preferred Stock and Series M Preferred Stock
10	Certificate of Change effective March 6, 2023
11	Amendment to Certificates of Designation Series AA Preferred Stock and Series NC Preferred Stock
12	License Agreement Regen Zander
13	Assignment License Agreement Regen Zander
14	License Agreement Oncology Pharma Regen
15	License Agreement Oncology Pharma KCL
16	Convertible Note 1
17	Convertible Note 2
18	Convertible Note 3
19	Convertible Note 4
20	Convertible Note 5
21	Coventry Note
22	Coventry Equity Line
23	2023 Amendment Series NC and Series AA
24	2024 Coventry Securities Purchase Agreement
25	2024 Coventry Promissory Note
26	Auditor Consent
27	Legal Opinion
28	CFI Capital Note
29	Labrys Note
30.	Koos Compensation Share Agreement
31.	Lander Compensation Share Agreement

50

SIGNATURES

Pursuant to the requirements of Regulation A+, Regen Biopharma, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa State of California, on January 8, 2026.

REGEN BIOPHARMA, INC.

By:	/s/ David Koos
David Koos Chairman of the Board of Directors Chief Executive Officer President January 8, 2026

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/David Koos
David Koos Chairman of the Board of Directors Chief Executive Officer President January 8, 2026

51